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                                                                   EXHIBIT 10.31

               DEVELOPMENT, SUBCONTRACT, AND OPERATIONS AGREEMENT

         This "Development, Subcontract, And Operations Agreement" ("Agreement") is effective as of May 17, 1999 ("Effective Date"), by and among OptiMark, Inc., a corporation organized and existing pursuant to the laws of Delaware, with principal offices at 10 Exchange Place Center, 24th Floor, Jersey City, New Jersey 07302 USA ("OptiMark"), and Japan OptiMark Systems, Inc., a corporation organized and existing pursuant to the laws of Japan, with principal offices at 9-5, Ohtemachi 1-chome, Chiyoda-ku, Tokyo 100-8066 Japan ("JOS").

                            SECTION 1 -- DEFINITIONS

1.1 "Joint Venture Agreement" means that certain Joint Venture Agreement, effective as of September 29, 1998, by and among OptiMark, JOS, Nihon Keizai Shimbun, Inc. and QUICK Corp. (and all amendments thereto).

1.2 "Technology License Agreement" means that certain Technology License Agreement, effective as of March 3, 1999 (and all amendments thereto), by and among OptiMark Technologies, Inc. (now OptiMark U.S. Equities, Inc., an affiliate of OptiMark) and JOS, which has been assigned from OptiMark U.S. Equities, Inc. to OptiMark. The following terms shall have the same meaning as set forth in the Technology License Agreement:
         "Intellectual Property Rights," "Japanese Equity Securities," "OptiMark Technology," and "OSE Securities."

1.3 "Affiliates" of any specified Person shall mean any other Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person.

1.4 "Agreement" shall have the meaning set forth in the first paragraph hereof.

1.5 "Business Day" shall mean for all purposes any day, excluding Saturday, Sunday and any day on which the Osaka Securities Exchange ("OSE") is closed.

1.6      "Critical Milestone Dates" shall have the meaning provided in Section
         3.3.

1.7      "Day" means a calendar day.

1.8      "Development Phase" shall have the meaning provided in Section 4.1.

1.9 "Force Majeure" shall mean such events including but not limited to Acts of God, strikes, lockouts, riots, acts of war, epidemics, fire, communication line failure, power failures, earthquakes or other disasters, if such is found to be beyond the control of the Party; provided, however, that an event of Force Majeure shall not include an action or inaction of Japan's Ministry of Finance ("MOF") (or other governmental body having jurisdiction over any member of OSE).

1.10     "Installation and Acceptance Phase" shall have the meaning provided in
         Section 5.1.

1.11     "Installation Schedule" shall have the meaning provided in Section 5.1.

1.12     "JOS Data Center" shall have the meaning provided in Section 9.1(a).

1.13     "New System" shall have the meaning provided in Section 2.1.
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1.14     "Milestone Dates" shall have the meaning provided in Section 3.3.

1.15     "Operational Phase" shall have the meaning provided in Section 6.1.

1.16     "Operational Commencement Date" shall have the meaning provided in
         Section 6.1.

1.17 "Party" means OptiMark or JOS. "Parties" means OptiMark and JOS, collectively.

1.18 "Person" shall mean a natural person, corporation, partnership, limited liability company, association or other governmental or non-governmental entity.

1.19 "Phase" shall mean each of the Specification Phase, Development Phase, Installation and Acceptance Phase and Operational Phase.

1.20 "Profiles" shall mean the expression of trading interest in the form of a satisfaction profile that shows a user's degree of satisfaction (expressed as a number between zero and one, inclusive) to trade at each coordinate of a grid showing price and size.

1.21     "Specifications" shall have the meaning provided in Section 3.1.

1.22     "Specifications Phase" shall have the meaning provided in Section 3.1.

1.23     "User" shall mean a person submitting a Profile to the New System.

1.24 "Source Code" means computer programming code, routines and programs in human readable form.

1.25 "Object Code" means computer programming code, routines and programs in machine readable and executable form, which has been compiled and linked from the Source Code.

1.26 "Certificate of Acceptance" shall have the meaning set forth in Section 5.4(c).

1.27     "Deliverable" shall have the meaning set forth in Section 3.3.

1.28     "Effective Date" shall mean the date first written above.

1.29     "Final Acceptance Test" shall have the meaning set forth in Section
         5.4.

1.30 "Maintenance Services" and "Technical Support Services" shall have the meanings set forth in SCHEDULE C hereto. OptiMark and JOS are currently negotiating in good faith the terms and conditions for such Maintenance Services and Technical Support Services. The Parties shall indicate their acceptance of such terms and conditions by executing the first page of SCHEDULE C no later than September 30, 2000, upon which execution such terms and conditions shall be deemed accepted and incorporated into this Agreement. Either Party may terminate this Agreement if the Parties do not execute SCHEDULE C on or before September 30, 2000.

1.31 "Third Party Software" shall mean software and documentation that has been, or will be, licensed from a Third Party for use in the New System.

1.32 "OptiMark Software" shall have the meaning set forth in Section 2.3. OptiMark Software shall not include Third Party Software.
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1.33      "Project Manager" shall have the meanings set forth in Section 7.1.


1.34 "Fatal Error" shall mean the failure of the OptiMark Software to conform to the Final Specifications such that (a) a critical function of the New System is inoperable and no immediate circumvention is possible or (b) the nonconformance is likely to cause JOS to suffer substantial financial damage.

1.35     "Final Specification" shall have the meaning set forth in Section 3.2.

1.36     "Third Party" shall mean any Person who is not a Party.


                     SECTION 2 -- OVERVIEW AND PROJECT SCOPE

2.1 THE NEW SYSTEM. Pursuant to the Joint Venture Agreement and the Technology License Agreement, OptiMark and JOS enter into this Agreement to develop and operate a computer system based on the OptiMark Technology for trading Japanese Equity Securities within the territory of Japan. In this Agreement, the Joint Venture Agreement, and the Technology License Agreement, this computer system is referred to as the "New System."

2.2 PURPOSE OF THE AGREEMENT. The Parties shall work as set forth in this Agreement to develop and operate the New System. This Agreement contains a framework for the allocation of responsibilities and schedules for such development and operation.

2.3 OPTIMARK'S GENERAL RESPONSIBILITIES. As described herein or in the Specifications attached hereto as SCHEDULE A (which comprises SCHEDULES A-1 and A-2 as described below), OptiMark shall develop under subcontract from JOS, and provide JOS, with a software implementation of the OptiMark Trading System ("OptiMark Software") for JOS' use pursuant to the Technology License Agreement. OptiMark shall make the Source Code for the OptiMark Software available to JOS as stated in the Technology License Agreement (as amended). The OptiMark Software includes such software which OptiMark develops on behalf of JOS under subcontract to OptiMark by JOS based on Sections 2.1(a) and 2.4(a)(i) of the Technology License Agreement to localize and customize the OptiMark Trading System for JOS' use pursuant to the Technology License Agreement. In addition, as specified herein or in the Specifications, OptiMark shall (a) train JOS personnel; (b) maintain the OptiMark Software; (c) provide technical support for the OptiMark Software to JOS; (d) assist JOS and Third Parties, where appropriate, in implementing the Third Party Software and (e) perform such other tasks as assigned to it in the Specifications or as agreed to by the Parties in writing. OptiMark shall provide the foregoing for the monetary amounts described herein.

2.4 JOS' GENERAL RESPONSIBILITIES. As described in the Specifications, JOS shall develop the market data interface, localize and customize the OptiMark Trading System, whether by itself or obtaining the assistance of OptiMark and/or Third Parties as permitted under the Technology License Agreement, and communicate with OSE and Users with regard to the operation of the New System. In addition, as specified herein, JOS shall (a) configure and operate the JOS Data Center; (b) be solely responsible for operating the New System on a daily basis; (c) interface with the OSE and the MOF for market control and regulatory supervision; (d) perform sales, marketing, and customer relations functions in connection with the operation of the New System; and (e) perform such other tasks as assigned to it in the Specifications or as agreed to by the Parties in writing.
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2.5      FOUR PHASES. The Parties shall develop and operate the New System in the following four phases, which may overlap and interact: (i) the Specifications Phase; (ii) the Development Phase, (iii) the Installation and Acceptance Phase; and (iv) the Operational Phase.
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                        SECTION 3 -- SPECIFICATIONS PHASE

3.1 SPECIFICATIONS. During the Specifications Phase, the Parties shall develop complete and detailed functional and operational specifications ("Specifications") for the New System. The Specifications are attached hereto as SCHEDULE A, which comprises SCHEDULES A-1 and A-2.The Specifications shall allocate the responsibilities of each Party, including those generally set forth in Sections 2.3 and 2.4, and shall incorporate requirements and time schedules stated in this Agreement.

3.2 ACCEPTANCE OF SPECIFICATIONS. The Specifications that the Parties have agreed to and accepted as of the Effective Date are attached hereto as SCHEDULE A-1. The Parties shall indicate their acceptance of the additional Specifications by executing the first page of SCHEDULE A-2, at which time the Specifications of SCHEDULES A-1 and A-2 shall be deemed "Final Specifications." If a Party desires to modify the Final Specifications, the Parties shall follow the procedures in Section 3.4 below.

3.3 MILESTONE DATES. SCHEDULE B sets forth dates ("Milestone Dates") by which the Parties shall (a) complete tasks for which they are responsible hereunder and (b) deliver software and/or other materials ("Deliverables") to one another. Certain of the Milestone Dates may be designated as "Critical Milestone Dates," which indicates that they are critical for successful and timely development and launch of the New System. Anything herein to the contrary notwithstanding, the Milestone Dates may only be altered by written agreement executed by officers of the Parties. The Parties agree that if necessary regulatory approvals are not obtained by the indicated Critical Milestone Date, then the Parties will modify effected Milestone Dates scheduled thereafter.

3.4      MODIFICATIONS.

         (a) Prior to the Operational Commencement Date, a Party may request modifications to the Final Specifications. Such a request shall be presented in detail to the other Party in writing. The request shall indicate, at a minimum, whether the proposed modifications, in the reasonable and good faith judgment of the requesting Party, would result in an extension of, or change to, the Installation Schedule, the Milestone Dates, or the cost of development or operation of the New System.

         (b) If a request for proposed modification to the Final Specifications under Section 3.4(a) is submitted by JOS, and OptiMark determines that the request seeks to remedy a Fatal Error in the OptiMark Software, then OptiMark shall accept the request and provide JOS with notice of such acceptance within seven (7) Business Days after receipt by OptiMark of the request. If JOS does not receive notice accepting or rejecting the request within the seven (7) Business Days, then the request shall be deemed accepted by OptiMark. In the case that the request is accepted, and upon receipt of detailed specifications from JOS, OptiMark will make commercially reasonable good faith efforts to provide the requested modification of the OptiMark Software to JOS within a reasonable time.
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         (c)      If a request for proposed modification to the Final
                  Specifications is submitted by JOS under Section 3.4(a), and OptiMark determines that the request seeks to implement a change required as a direct result of OSE and/or MOF imposing new regulatory requirements, then OptiMark shall accept the request and provide JOS with notice of such acceptance within seven (7) Business Days after receipt by OptiMark of the request. If JOS does not receive notice accepting or rejecting the request within the seven (7) Business Days, then the request shall be deemed accepted by OptiMark. In the case that the request is accepted, and upon receipt of detailed specifications from JOS, OptiMark will make commercially reasonable good faith efforts to provide the requested modification to JOS prior to any deadlines imposed by OSE or MOF.

         (d) Within seven (7) Business Days after receipt by OptiMark of a request not covered under Sections 3.4(b) or 3.4(c), OptiMark shall inform JOS, by written notice, whether it accepts the request for proposed modifications. If the request is not accepted, the Parties shall confer in good faith to determine if and how the proposed modifications may be incorporated into the New System at a later date. If the Parties determine that the proposed modifications may be incorporated into the New System at a later date, and upon receipt of detailed specifications from JOS, OptiMark will make commercially reasonable good faith efforts to provide the proposed modifications to JOS within a time period to be agreed upon by the Parties.


         (e) If a request is accepted, the modifications shall be deemed effective, and the Agreement, Final Specifications, Milestone Dates, and effected Schedules will be deemed appropriately modified to reflect the modifications, as of the date that the requesting Party receives the notice of acceptance.

         (f) After the Operational Commencement Date, modifications to the functionality of the New System shall be handled by Maintenance Services and/or Technical Support Services pursuant to SCHEDULE C hereto.

3.5      EXTENSION OF MILESTONE DATES.

         (a) Each Party shall use commercially reasonable good faith efforts to meet Milestone Dates for which it is responsible.

         (b) The Parties acknowledge that they may agree, from time to time, to modify Schedules and certain Milestone Dates, including Critical Milestone Dates.

         (c) In the event that a Party anticipates at any time that it will not reach one or more Milestone Dates, it shall immediately so inform the other Party by written notice including the reason(s) why it will not reach one or more Milestone Dates, submit proposed revisions to the Milestone Dates that reflect the Party's best estimates of what can realistically be achieved by the original Milestone Date, and continue to work under the original Milestone Date until such proposed revisions may be accepted by the other Party.

         (d) Each Party shall be excused from delays in performing under this Agreement, and the Schedules and Milestone Dates (including the Critical Milestone Dates) shall be appropriately extended Day-to-Day, to the extent that such delays result from an event of Force Majeure.
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                         SECTION 4 -- DEVELOPMENT PHASE

4.1 DEVELOPMENT/SUBCONTRACT TASKS. During the Development Phase, the Parties shall develop the New System in accordance with the Specifications. During the Development Phase, the Parties shall take the following actions:

         (a) Under subcontract from JOS, OptiMark shall develop and internally test Deliverables as described in the Specifications, including the OptiMark Software. OptiMark shall also perform such other tasks as may be described in this Agreement, assigned or subcontracted to it in the Specifications, or as agreed to by the Parties in writing. OptiMark's expenses for development hereunder shall be paid by JOS as set forth in Section 12 herein.

         (b) JOS shall develop and internally test, at its own expense, Deliverables for which it is responsible for developing hereunder (excluding those subcontracted to OptiMark which shall be included in the Deliverables referred to in Section 4.1(a) above), as described in the Specifications. JOS shall also perform, at its own expense, such other tasks as may be described in this Agreement, assigned to it in the Specifications, or as agreed to by the Parties in writing.


                 SECTION 5 -- INSTALLATION AND ACCEPTANCE PHASE

5.1 INSTALLATION SCHEDULE. During the Installation and Acceptance Phase, the Parties shall deliver, install, and test the New System. The Parties shall install the New System according to the schedule ("Installation Schedule") in the Specifications. The Installation Schedule shall reflect the timing for the installation and connection of various components of the New System. The Parties shall use commercially reasonable good faith efforts to minimize deviations from the Installation Schedule.

5.2 DELIVERY. A Party shall deliver each Deliverable for which it is responsible in the manner and on the applicable Milestone Date set forth in SCHEDULE B. Deliverables of OptiMark comprising software shall be provided in Object Code form; provided, however, that OptiMark may deliver a Deliverable in Source Code form if it deems it appropriate. As set forth in Section 17, OptiMark shall deposit Source Code for certain software Deliverables into escrow. Deliverables of JOS comprising software shall be provided in Object Code and Source Code forms.

5.3 TESTING PRIOR TO DELIVERY OF A DELIVERABLE. A Party shall perform its own interim integration, stress, and other acceptance tests for Deliverables for which it is responsible for delivering hereunder to ensure operability and compliance with the Final Specifications. Such tests for a Deliverable shall be completed prior to the delivery thereof.

5.4 FINAL ACCEPTANCE TESTS. Upon completion of the delivery of the required Deliverables, JOS shall subject the New System as an integrated whole to Final Acceptance Tests, as described in the Specifications. The Final Acceptance Tests shall include, but not be limited to, testing of the interface between OSE and the New System and of the interface between TradeNet and Market Data, as stated in the Specifications. JOS shall coordinate all such testing with OSE and QUICK Corp., as necessary, to test these interfaces. OptiMark shall be permitted to participate in and oversee all Final Acceptance Tests.

         (a) The Final Acceptance Tests shall commence on the Milestone Date specified in SCHEDULE B and continue Day-to-Day thereafter until completed.

         (b) If any portion of the New System fails an applicable Final Acceptance Test ("Defective Portion"), then the Party responsible for developing the Defective Portion shall use commercially reasonable
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                  good faith efforts to remedy the failure and then re-submit the Defective Portion for additional Final Acceptance Tests pursuant to this Section 5.4. JOS shall pay OptiMark fees and expenses in accordance with Section 12.2(a) for remedying errors under this Section 5.4(b); provided that JOS not be obligated to pay such fees and expenses if the Defective Portion was known by OptiMark to be directly caused by intentional or willful misconduct on the part of OptiMark's employees. JOS shall bear the burden of proof with regard to the foregoing.

         (c) After the New System has passed the Final Acceptance Tests, JOS' Project Manager shall promptly execute and deliver to OptiMark's Project Manager a certificate indicating JOS' acceptance of the New System ("Certificate of Acceptance").

5.5 NOTIFICATION OF DELAY OR FAILURE. In order to anticipate and reduce the effect of delays or failures, the Parties agree to notify each other as soon as there is any reason to believe that any delivery will be delayed and/or that the New System will fail any required test.


                         SECTION 6 -- OPERATIONAL PHASE

6.1      COMMENCEMENT.

         (a) The Operational Phase shall commence on the date ("Operational Commencement Date" also referred to the "Live" date in Schedule B) on which (i) all regulatory approvals have been obtained and (ii) JOS shall have delivered to OptiMark an executed Certificate of Acceptance. On the Operational Commencement Date, Users shall have access to, and may commence trading of OSE Securities through, the New System.

         (b)      During the Operational Phase, JOS shall, at its own expense,

                  (i)      operate the New System on a daily basis;

                  (ii) maintain the portions of the New System that were developed by JOS itself or obtained through the assistance of Third Parties so that those portions continue to meet the Specifications and all other provisions of this Agreement; and

                  (iii) inform OptiMark of any known errors in the OptiMark Software.

         (c) During the Operational Phase, OptiMark shall provide Maintenance Services and Technical Support Services to JOS as set forth in SCHEDULE C. JOS shall pay fees for such services to OptiMark as set forth in SCHEDULE C.

6.2 VIRUSES, TIME BOMBS, TRAP DOORS. Each Party shall promptly notify the other Party of any defects in relevant security mechanisms of which it has actual knowledge, such as time bombs, viruses, trap doors, or similar programs or devices. The Parties shall use commercially reasonable good faith efforts to disable and/or correct the same.
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                          SECTION 7 -- PROJECT MANAGERS

7.1 PROJECT MANAGERS. No later than five (5) Business Days after the Effective Date, each Party shall appoint a project manager ("Project Manager") that will be the primary contacts between the Parties hereto. Unless otherwise stated herein, the Project Manager for a Party shall have the authority to bind the Party.

7.2 MEETINGS. The Project Managers shall meet, either in person, by conference call, or otherwise, at least weekly for the term of this Agreement to discuss the development and operation of, and other issues relating to, the New System. JOS' and OptiMark's Project Managers shall jointly prepare an agenda prior to each meeting and shall record the minutes and action items for each meeting. The Project Managers may also meet more frequently on an ad hoc basis if they deem it necessary.

7.3 PROGRESS REPORT. After each meeting, OptiMark's Project Manager shall prepare a report specifying in detail:

         (a) any critical problems encountered, discovered, or continuing since the previous meeting, including, without limitation, the failure of either Party in performing, any delay of either Party in performing, or the inadequate performance of either Party which may prevent completion of any task by the Milestone Dates set forth in SCHEDULE B;

         (b) the estimated length of any project delay which may result from any critical problems; and

         (c) the specific steps taken or proposed to be taken by either or both Parties, as appropriate, to remedy such critical problems.


                       SECTION 8 -- STAFFING AND TRAINING

8.1 MUTUAL OBLIGATION TO PROVIDE INFORMATION. Each Party shall make available to the other Party such information and personnel knowledgeable in its operations as specified in the Specifications or agreed to by the Parties to facilitate timely completion of the other Party's obligations. The Parties shall staff the project in accordance with the Specifications or as otherwise agreed to hereafter.

8.2      TRAINING BEFORE THE OPERATIONAL PHASE.

         (a) OptiMark and JOS shall agree on a schedule for OptiMark to provide reasonable instruction and training to enable JOS to
                  (i) understand the operation and functioning of the OptiMark Software; (ii) work with OptiMark to develop the Specifications; (iii) develop the portions of the New System for which JOS is responsible; and (iv) react to emergency situations during the Operational Phase. JOS shall pay to OptiMark fees and expenses for such instruction and training, which shall be calculated on a time and materials basis according to the guidelines set forth in SCHEDULE D hereto, which may be modified reasonably by OptiMark from time to time.

         (b) OptiMark and JOS shall agree on a schedule for JOS to provide reasonable instruction and training to enable OptiMark to (i) understand the operation and functioning of TradeNet Workstations, end-user requirements, and other portions of the New System for which JOS is responsible; (ii) work with JOS to develop the Specifications; and (iii) develop the OptiMark Software.
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8.3      POLICIES. Each Party, while on the premises of the other Party, shall obey, and instruct their employees, agents and contractors to obey all security, access, safety and other designated policies, including drug and sexual harassment policies and policies of landlords for the protection of the other Party's facilities and employees and shall reassign any Person whom the other Party objects to having on its premises for a bona fide business reason and shall replace such Person unless such reassignment would violate applicable law.


                             SECTION 9 -- FACILITIES

9.1      FACILITIES MANAGEMENT - DATA CENTER.

         (a) JOS shall provide the facilities and management thereof necessary to develop and operate the New System, as described in the Specifications. These facilities shall be referred to as the "JOS Data Center." JOS shall provide and be solely responsible for running the JOS Data Center.

         (b) JOS shall make available at the JOS Data Center all capabilities, managed operations, help desk, and network infrastructure required for the integration of OptiMark's Deliverables and the OptiMark Software into the New System.

         (c) OptiMark shall have the right to visually inspect the JOS Data Center prior to JOS' commencement of the Final Acceptance Tests, and shall provide written notice to JOS of any noticeable deviations from the Specifications. JOS shall remedy the deviations within a reasonable time after receipt of such written notice from OptiMark.

         (d) Upon providing reasonable notice to JOS, OptiMark shall have the right to enter the JOS Data Center to inspect and maintain the OptiMark Software at all reasonable times.

9.2 EQUIPMENT. JOS shall provide all requisite software, hardware, and other equipment for the New System, as set forth in the Specifications. JOS shall maintain all such software, hardware, and other equipment; provided that OptiMark shall provide Maintenance Services and Technical Support Services for the OptiMark Software pursuant to Section 6.1(c). Upon obtaining JOS' prior written authorization, which shall not be unreasonably withheld, OptiMark may obtain, at JOS' expense, computer hardware and software that OptiMark will operate in the United States and that OptiMark believes are necessary to discharge its obligations under this Agreement. Within thirty (30) days of receipt of an invoice from OptiMark, JOS shall reimburse OptiMark for all amounts paid by OptiMark to obtain such computer hardware and software. Upon request from OptiMark, JOS shall obtain, at JOS' expense, computer hardware and software that OptiMark will operate in Japan and that OptiMark believes are necessary to discharge its obligations under this Agreement. A more detailed description of billing for equipment is included in Schedule F hereto.


                      SECTION 10 -- OWNERSHIP AND LICENSES

10.1 The Parties acknowledge and agree that all software, information, and/or other materials provided by OptiMark to JOS under this Agreement comprise the OptiMark Technology and/or Optimark Intellectual Property Rights and are intended to be part of the New System. Accordingly, all software, information, and/or other materials provided by OptiMark to JOS under this Agreement shall be subject to the License and Intellectual Property Ownership provisions of Sections 2 and 7, respectively, of the Technology License Agreement.

10.2 OptiMark shall use commercially reasonable good faith efforts to obtain licenses for certain Third Party Software for the benefit of JOS. If OptiMark is able to do so, OptiMark will assign, sublicense, or otherwise transfer to JOS all rights to, and obligations for, the Third Party Software that have been obtained by OptiMark for the benefit of JOS. Such assignment, sublicense, or other transfer shall relieve OptiMark of all rights and obligations with regard to the Third Party Software. If OptiMark is not able to do so, JOS shall be responsible for obtaining appropriate rights in the Third Party Software for use with the New System. JOS shall reimburse OptiMark for all license fees and expenses incurred in obtaining the Third Party Software for the benefit of JOS in accordance with Section 12.2(b). If OptiMark and JOS cannot procure a license for Third Party Software, then they shall cooperate to find alternative Third Party Software or to determine another solution.

10.3 The Parties acknowledge and agree that all software, information, and/or other materials provided by JOS to OptiMark shall be subject to the License and Intellectual Property Ownership provisions of Sections 2 and 7, respectively, of the Technology License Agreement.


                      SECTION 11 -- USERS OF THE NEW SYSTEM

11.1 As soon as reasonable practicable after the Effective Date, but prior to the Operational Commencement Date, JOS shall use commercially reasonable good faith efforts to execute a maximum number User sublicense agreements with potential Users of the New System pursuant to Section 2.4(a)(ii) of the Technology License Agreement. Such sublicenses shall also comply with Section 5 of the Technology License Agreement.

11.2 Within a reasonable time prior to execution of any sublicense agreement, JOS shall provide a form of such sublicense agreement to OptiMark for its review. OptiMark shall approve the form of the sublicense agreement if OptiMark determines, in its sole discretion, that its proprietary rights are adequately protected thereunder. JOS may not modify an approved form of sublicense agreement in any material respect without the prior written consent of OptiMark.


                         SECTION 12 - FEES AND EXPENSES

12.1 ESTIMATE. OptiMark has provided JOS with an estimate of the fees and expenses that may be incurred by each Party in carrying out its obligations hereunder. OptiMark has also provided JOS with an estimate of hardware and software equipment for the JOS Data Center and its related facilities. Based on projected usage and trading volumes provided by JOS, OptiMark believes that the hardware estimate provided to JOS is adequate.

12.2     DEVELOPMENT FEES AND EXPENSES.

         (a) Commencing on May 17, 1999 and pending delivery by JOS of the Certificate of Acceptance JOS shall pay to OptiMark fees for, and expenses incurred while, carrying out its obligations hereunder (including OptiMark's obligations under subcontracts by JOS to OptiMark). The fees and expenses shall be calculated on a time and materials basis according to the guidelines set forth in SCHEDULE D hereto, which may be modified reasonably by OptiMark from time to time.

         (b) OptiMark shall invoice JOS for fees and expenses monthly, with payment due within thirty (30) days of receipt by JOS. If JOS does not remit payment with the prescribed period, interest payable to OptiMark shall accrue monthly at the higher of 1.5% per month or maximum percentage permitted by law. All payments shall be made in U.S. dollars. All invoices shall be sent by email or facsimile to Yasuhiko Nonomura, and simultaneously sent by mail to the same person. All invoices shall include a description of invoiced fees and expenses, including the names of persons for whom fees are charged and the amount of time billed for each such person.

12.3 MAINTENANCE FEES AND EXPENSES. Beginning on the Day that JOS delivers the Certificate of Acceptance, JOS shall pay to OptiMark fees for Maintenance Services and Technical Support Services pursuant to SCHEDULE C.

12.4 OTHER FEES AND EXPENSES. JOS' development hereunder, including the portions subcontracted to Third Parties and/or OptiMark, shall be solely at its own expense. JOS shall also pay other fees to and expenses of OptiMark as may be specified in the Joint Venture Agreement and/or the Technology License Agreement.

12.5     TAXES.

         (a)      *







         (b) All payments made by JOS to OptiMark under this Agreement for services performed by OptiMark prior to delivery by JOS of the Certificate of Acceptance shall be subject to the following:

                  (i)      *




                  (ii)     *






                  ----------------

                           * This confidential portion has been omitted and filed separately with the Commission.

                  (iii)     *



         (c) All payments made by JOS to OptiMark under this Agreement for services performed by OptiMark after delivery by JOS of the Certificate of Acceptance, including fees for Maintenance Services and Technical Support Services pursuant to SCHEDULE C, shall be subject to the following:

                  (i)      *




                  (ii)     *



         (d) All other payments made by JOS to OptiMark under this Agreement, including payments made for (i) equipment, (ii) hardware, and (iii) license fees and expenses incurred by OptiMark in assigning, sublicensing, or otherwise obtaining Third Party Software for the benefit of JOS in accordance with
                  Section 10.2, shall be subject to the provisions of Section 12.5(c)(i)-(ii).

         (e) In the event that JOS is required to increase any payment under Section 12.5(c), and provided, further, that OptiMark is able to claim such increased amount as a foreign tax credit against its US tax liability pursuant to Section 901 of the Internal Revenue Code of 1986, as amended, (the "Code"), OptiMark shall promptly remit the "Benefit Amount" to JOS following the later of (a) completion of an Internal Revenue Service audit for the taxable year in respect of which the aforesaid withholding tax was paid and claimed as a credit (the "Credit Year") and (b) the expiration of the applicable statute of limitations for tax adjustments with respect to the Credit Year including any extensions thereof. For purposes of the foregoing sentence, the term "Benefit Amount" shall mean the withholding tax amount multiplied by a quantity, (1-c), where c equals the highest marginal corporate tax rate applicable under Section 11 of the Code, provided, however, that the Benefit Amount shall be zero in any Credit Year in which OptiMark pays any non-US income or withholding tax in excess of the "Limitation on Credit" as defined in Section 904 of the Code.









                  ------------------
                  * This confidential portion has been omitted and filed separately with the Commission

                  SECTION 13 -- REPRESENTATIONS AND WARRANTIES

13.1 NONINFRINGEMENT WARRANTY. OptiMark represents and warrants that, to OptiMark's knowledge, the OptiMark Software does not infringe the patent and copyright rights in Japan of any Third Party. OptiMark makes this warranty for the OptiMark Software alone and does not make this warranty with regard to the Optimark Software in combination with any JOS or Third Party Software, firmware, or data that interfaces with, is manipulated by, or otherwise operates in conjunction with the OptiMark Software.

13.2 SERVICE WARRANTY. Each Party represents and warrants that its duties and obligations under this Agreement shall be carried out in a professional and workmanlike manner and in conformance with accepted industry standards and practices.

13.3 WARRANTY DISCLAIMER. EXCEPT AS OTHERWISE STATED IN THIS AGREEMENT, JOINT VENTURE AGREEMENT, OR TECHNOLOGY LICENSE AGREEMENT, THE WARRANTIES OF SECTIONS 13.1 AND 13.2 ARE THE ONLY WARRANTIES MADE, AND THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

13.4 ADDITIONAL WARRANTY DISCLAIMER FROM TECHNOLOGY LICENSE AGREEMENT. THE PARTIES ACKNOWLEDGE AND AGREE THAT ALL SOFTWARE, INFORMATION, AND/OR OTHER MATERIALS PROVIDED BY OPTIMARK TO JOS UNDER THIS AGREEMENT(EXCLUDING THE OBJECT CODE VERSION OF SOFTWARE DEVELOPED BY OPTIMARK UNDER SUBLICENSE FROM JOS) COMPRISE THE OPTIMARK TECHNOLOGY AND/OR OPTIMARK INTELLECTUAL PROPERTY RIGHTS AND ARE INTENDED TO BE PART OF THE NEW SYSTEM. ACCORDINGLY, ALL SOFTWARE, INFORMATION, AND/OR OTHER MATERIALS PROVIDED BY OPTIMARK TO JOS UNDER THIS AGREEMENT SHALL BE SUBJECT TO THE WARRANTIES AND DISCLAIMERS CONTAINED IN THE JOINT VENTURE AGREEMENT AND/OR THE TECHNOLOGY LICENSE AGREEMENT, INCLUDING BUT NOT LIMITED TO, THOSE STATED IN SECTION 9.1 OF THE TECHNOLOGY LICENSE AGREEMENT.

13.5 All warranties made by OptiMark are made solely to JOS, and OptiMark makes and will make no warranties to customers of JOS or any other Third Parties, including without limitation any User of the New System.

13.6 LIMITATION OF LIABILITY. OPTIMARK SHALL NOT BE LIABLE TO JOS FOR ANY AMOUNTS EXECEEDING THE LESSER OF (A) AMOUNTS ACTUALLY PAID TO OPTIMARK UNDER THIS DEVELOPMENT AND OPERATIONS AGREEMENT IN THE SIX MONTHS IMMEDIATELY PRECEDING THE OPERATIONAL COMMENCEMENT DATE (NOT INCLUDING AMOUNTS PAID BY JOS TO OPTIMARK FOR THIRD PARTY SOFTWARE, AND OTHER SOFTWARE AND HARDWARE PURCHASED BY OPTIMARK FOR THE BENEFIT OF JOS) OR
         (B) * ; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO CLAIMS BASED ON BREACHES OF SECTION 14 HEREOF. JOS SHALL NOT BE LIABLE TO OPTIMARK FOR ANY AMOUNTS EXECEEDING * ; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION SHALL NOT


         --------------------
         * This confidential portion has been omitted and filed separately with the Commission.

         APPLY TO CLAIMS BASED ON JOS' (C) USES OF THE OPTIMARK TECHNOLOGY, THE OPTIMARK INTELLECTUAL PROPERTY, OR THE NEW SYSTEM OUTSIDE OF THE SCOPE PERMITTED UNDER THIS AGREEMENT OR THE TECHNOLOGY LICENSE AGREEMENT OR
         (D) BREACHES OF SECTION 14 HEREOF. UNDER NO CIRCUMSTANCES SHALL A PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS, LOSS OF MARKET OR OPPORTUNITY AND/OR INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE HOWSOEVER ARISING (WHETHER OR NOT ARISING OUT OF THE NEGLIGENCE OF JOS OR OPTIMARK, OR THEIR RESPECTIVE EMPLOYEES, SUBLICENSEES, AFFILIATES OR AGENTS OR PURSUANT TO ANY CLAIM IN CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHER THEORY) IN CONNECTION WITH THE OPTIMARK TECHNOLOGY, OPTIMARK INTELLECTUAL PROPERTY, AND/OR THE NEW SYSTEM (INCLUDING THE USE, PROVISION, OR SUPPORT THEREOF) OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT.


                     SECTION 14 -- CONFIDENTIAL INFORMATION

14.1 COVERED BY TECHNOLOGY LICENSE AGREEMENT. The Parties acknowledge and agree that all software, information, and/or other materials developed and/or provided by a Party to the other Party under this Agreement shall be subject to the Confidential Information provisions of Section 13 of the Technology License Agreement.


                       SECTION 15 -- TERM AND TERMINATION

15.1 TERM. This Agreement shall commence on the Effective Date and shall continue unless and until terminated as provided herein.

15.2 GROUNDS FOR TERMINATION. A Party may terminate this Agreement without prejudice to any other remedy that the Party may have, immediately and without further obligation to the other Party, in the event of

         (a) any breach by the other Party of Section 14 of this Agreement which cannot be remedied within three (3) Business Days of the Party's notice to the other Party of the breach and the Party's intent to terminate this Agreement; or

         (b) a material breach other than as set forth in Section 15.2(a) above which cannot be remedied within ninety (90) Days of the Party's notice to the other Party of the breach and the Party's intent to terminate this Agreement.

15.3     TERMINATION OF OTHER AGREEMENTS.

         (a) This Agreement shall terminate upon the termination of the Technology License Agreement.

         (b) This Agreement shall terminate upon the termination of or the Joint Venture Agreement, except if the Joint Venture Agreement is terminated pursuant to Sections 27.1(iii) of the Joint Venture Agreement.

15.4 In the event of termination of this Agreement, all fees, expenses, and other amounts due to OptiMark shall, without notice or demand by OptiMark, immediately become due and payable by JOS.

                         SECTION 16 - DISPUTE RESOLUTION

16.1 All disputes, controversies or claims arising out of or relating to this Agreement, or the breach, termination or validity thereof, shall be resolved by one arbitrator under the Rules of Conciliation and Arbitration of the International Chamber of Commerce, which rules are hereby incorporated by reference into this Section 16. The place of arbitration shall be Vancouver, British Columbia Canada. The language to be used in the arbitration proceedings shall be English. The arbitrator may be of any nationality. The arbitral award shall be rendered in writing and state the reasons for the award. Judgement on any award may be entered by any court of competent jurisdiction or application may be made to such a court for judicial acceptance of the award and any appropriate order including enforcement.

16.2 Notwithstanding the foregoing, the Parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this Section, and without any abridgement of the powers of the arbitrator.

16.3 In case of arbitration, the arbitrators shall award reasonable attorneys' fees and expenses to either Party in such manner and to such extent, as the arbitrators deem equitable. In case of litigation arising out of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys' fees and expenses from the other Party.


                        SECTION 17 -- SOURCE CODE ESCROW

17.1 SOURCE CODE ESCROW/DELIVERY. Within sixty (60) Days after the Operational Commencement Date, OptiMark shall deliver into escrow, pursuant to escrow agreements substantially in the form of the escrow agreement attached hereto as SCHEDULE E-1 hereto ("Escrow Agreement"), the Source Code for each Deliverable for which it is responsible for developing hereunder, and all tools, compilers, linkers, and other software and/or documentation reasonably necessary to generate the Object code corresponding to the Source Code. The Parties shall execute the Escrow Agreement prior to the date of such delivery. JOS shall be responsible for all fees and expenses incurred by either Party under the Escrow Agreement. Within sixty (60) Days after the Operational Commencement Date, JOS shall deliver to OptiMark the Source Code for each Deliverable for which it is responsible for developing hereunder, and all tools, compilers, linkers, and other software and/or documentation reasonably necessary to generate the Object Code corresponding to the Source Code.

17.2 MINIMUM DEPOSIT/DELIVERY REQUIREMENTS. The Source Code to be deposited by OptiMark or delivered to OptiMark by JOS shall be in a format and on a storage medium suitable for loading onto the development platform of the New System, and shall not be encrypted. Insofar as the software on the New System includes any computer software programs or other material which are proprietary to Persons other than a Party and for which Party has no right to deposit or deliver such Source Code, the Source Code to be deposited or delivered shall not include the Source Code for any such Third Party computer software programs, but the deposit or delivery shall include Object Code modules therefor where Party has the right to deposit or deliver such materials and shall include an indication of the name, version, and manufacturer of such software.

17.3 ESCROW RELEASE EVENT. The escrow agent shall release a copy of the Source Code deposited by OptiMark to JOS only upon the release conditions specified in the Escrow Agreement.

                     SECTION 18 - COMPLIANCE WITH LOCAL LAWS

18.1 JOS TO PROVIDE INFORMATION. JOS represents and warrants that it has provided OptiMark with written description of Japanese and other applicable laws and regulations governing the software and documentation that is part of the New System, including but not limited to, laws and regulations governing the importation, development, operation, and/or encryption of such software and documentation. If OptiMark or a Third Party modifies the software or documentation that is part of the New System in order to comply with Japanese or other applicable laws and regulations governing the same, then the Agreement, Final Specifications, Milestone Dates, and effected Schedules will be appropriately modified to accommodate such modifications.

18.2 INDEMNITY. JOS hereby agrees to indemnify, hold harmless, and upon OptiMark's request, defend OptiMark, and its directors, officers, employees and agents from and against any and all claims, demands and actions, and any liabilities, damages, or expenses resulting therefrom, including court costs and attorney's fees, arising out of or relating to an actual or alleged violation of Japanese or and other applicable laws or regulations governing the software and documentation that is part of the New System.

18.3 REIMBURSEMENT OF FEES AND EXPENSES.JOS shall reimburse OptiMark for all reasonable fees and expenses incurred as a result of OptiMark's research and investigation into Japanese and other applicable laws and regulations that may govern the software and documentation that is part of the New System.

18.4 NO UNITED STATES EXPORT PROHIBITIONS. OptiMark's investigation into whether the laws of the United States may prohibit OptiMark from exporting the OptiMark Software to Japan is ongoing. OptiMark shall keep JOS informed of the progress of the investigation. Notwithstanding the foregoing, to OptiMark's knowledge, the laws of the United States do not prohibit OptiMark from exporting the OptiMark Software from the United States to Japan.



                          SECTION 19 - GENERAL MATTERS

19.1 REGULATORY APPROVALS. JOS shall use commercially reasonable good faith efforts to work with OSE to obtain all regulatory approvals relating to the operation of the New System.

19.2 FORCE MAJEURE. If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of Force Majeure, the Party so affected upon giving prompt notice to the other Party shall be excused from such performance during such prevention, restriction or interference.

19.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the United States and the State of New York as applied to agreements entered into and to be performed entirely within New York between New York residents.

19.4 AUTHORITY. Each Party warrants to the other Party that it has the authority to enter into this Agreement and that all necessary corporate or other approvals concerning the authority to enter into this Agreement have been or will be obtained.

19.5 AMENDMENT. No alteration, waiver, cancellation or any other change or modification in any term or condition of this Agreement, or any agreement contemplated to be negotiated or reached pursuant to the terms of this Agreement, shall be valid or binding on either Party unless made in writing and signed by duly authorized representatives of both Parties.

19.6 PUBLICITY. Prior to issuing any reports, statements, press releases or other disclosures to Third Parties regarding this Agreement or the transactions contemplated herein, the Parties shall exchange copies of such documents and shall consult with each other regarding their content. Except as otherwise required by law, neither Party shall issue any such disclosure without the prior approval of the other Party. JOS may consult with OptiMark's Mr. Kiyoshi Niki or such other person as OptiMark designates, to obtain OptiMark's approval. OptiMark may consult with JOS' Mr. Nonomura or such other person as JOS designates, to obtain JOS' approval.

19.7 NOTICES AND OTHER COMMUNICATIONS. Every notice by either Party shall be in writing and delivered either by personal delivery, or by express mail or any similar overnight courier service, or by registered or certified mail, postage prepaid, or by facsimile or by e-mail (when confirmation copy is sent by registered or certified mail) where notice is addressed and with copies as set forth below, or at such other address as the intended recipient previously shall have designated by written notice to the other Party. All notices delivered in person shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery. All notices delivered by express mail or any other similar overnight courier service shall be effective upon receipt. All notices delivered by registered or certified mail, e-mail or by facsimile, shall be effective upon receipt.

                  If to OptiMark:

                  OPTIMARK, INC.
                  10 Exchange Place Center, 24th Floor
                  Jersey City, New Jersey 07302 USA
                  Attn: Robert Warshaw, Chief Technology Officer

                  Fax:  201-946-9413
                  E-Mail: rwarshaw@optimark.com

                               and with copies to:

                  OPTIMARK, INC.
                  10 Exchange Place Center, 24th Floor
                  Jersey City, New Jersey 07302 USA
                  Attn: James G. Rickards, General Counsel

                  Fax:  201-946-9435
                  E-Mail: jrickards@optimark.com

                  And if to JOS:

                  JAPAN OPTIMARK SYSTEMS, INC.
                  Across Shinkawa Budg.-Annex
                  16-14, Shinkawa 1-chome
                  Chuo-ku, Tokyo 104-0033, Japan
                  Attn:    Yasuhiko Nonomura
                           President, CEO

                  Fax:     81-3-5541-7760
                  E-Mail: ynonomura@optimark.co.jp

                                    With copies to

                  Harada, Ozaki & Hattori Law Office
                  #523 Hiciya Park Bldg.
                  8-1, Yurakucho 1-chome
                  Chiyoda-ku, Tokyo 100-0006, Japan
                  Attn:    Yukimasa Ozaki

                  Fax:     81-3-3287-1937
                  E-Mail: moz@hoh.gr.jp

19.8 COUNTERPARTS. This Agreement may be executed in any number of English language counterparts or duplicate originals, and each such counterpart or duplicate original shall constitute an original instrument, but all such separate counterparts or duplicate originals shall constitute one and the same instrument.

19.9 WRITTEN AGREEMENT TO GOVERN. This Agreement, together with the Joint Venture Agreement and the Technology License Agreement, sets forth the entire understanding and supersedes all prior and contemporaneous agreements and discussions between the parties relating to the subject matter contained herein and therein, and neither Party shall be bound by any definition, condition, representation, warranty, covenant or provision other than as expressly stated in or contemplated herein or therein or as subsequently shall be set forth in writing and executed by a duly authorized representative of the Party to be bound thereby.

19.10 NO WAIVER OF RIGHTS. All waivers hereunder must be made in writing, and failure at any time to require the other Party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. No waiver of any breach of any provision of this Agreement shall be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of such provision.

19.11 SEVERABILITY. Whenever possible, each provision, portion and extent of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision, portion or extent of this Agreement should be prohibited or invalid under applicable, such provision, portion or extent shall be ineffective but only to the extent of such prohibition or invalidity without invalidating the remainder of such provision, portion or extent or the remaining provisions of this Agreement. In such event, the parties agree to negotiate, in good faith, a valid, legal and enforceable substitute provision that most nearly effects the parties' intent in entering into this Agreement.

19.12 SUBJECT HEADINGS. The subject headings of the sections of this Agreement are included for the purposes of convenience only, and shall not affect the construction or interpretations of any of its provisions.

19.13 FURTHER ASSURANCES. The parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

19.14 EXPENSES AND FINDER'S FEES. The parties shall each bear their own costs and expenses (including attorneys' fees) incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

19.15 RELATIONSHIP BETWEEN PARTIES. Each Party will in all matters relating to this Agreement be and act as an independent contractor. Neither Party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other Party, or to represent the other Party as agent, employee, or in any other capacity.

19.16 LANGUAGE. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

19.17 ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their respective successors and assigns. No Party may assign or delegate this Agreement or any of its rights or duties under this Agreement without the prior written consent of the other Party, except as expressly set forth herein or to a Person into which it has merged or which has otherwise succeeded to all or substantially all of the business and assets of the assignor, and which has assumed in writing or by operation of law the assignor's obligations under this Agreement. Notwithstanding the preceding sentence, OptiMark may assign this Agreement in whole or in part, or any or all rights, benefits and/or obligations hereunder, to a direct wholly owned subsidiary of OptiMark or its parent (for example, OptiMark may form a direct wholly owned subsidiary of OptiMark to be called OI Japan, Inc. and may assign to OI Japan, Inc. all or any of OptiMark's rights, benefits and/or obligations under this Agreement). An assignment to a wholly owned subsidiary of OptiMark shall not serve to excuse or terminate the obligations of OptiMark under this Agreement. In the case of such an assignment, all of OptiMark's rights and benefits shall inure to such subsidiary.

19.18 ALLOCATION OF RISK. The sections on limitation of liability, warranties and disclaimer of warranties allocate the risks in the Agreement among the parties. This allocation is reflected in the fees payable between the Parties pursuant to this Agreement, the Joint Venture Agreement, and the Technology License Agreement, and is an essential of the basis of the bargain between the parties.

19.19 CONSTRUCTION. This Agreement is the product of negotiation among the parties and their respective counsel. This Agreement will be interpreted fairly in accordance with its terms and conditions and without any strict construction in favor of any Party. Any ambiguity shall not be interpreted against the drafting Party.

19.20 CHANGES IN PERSONNEL. If a Party has designated one or more of its personnel to perform certain tasks or be responsible for certain obligations under this Agreement, then the Party may substitute such personnel with other of its personnel if the Party has a reasonable reason to do so.

19.21 Survival. The following Sections shall survive the termination or expiration of this Agreement:9.2, 10.1, 10.2 (penultimate sentence only), 10.3, 13.3-13.6, 14.1, 15.4, 18.2, and 19.1-19.21.


         OptiMark, Inc.                          Japan OptiMark Systems, Inc.
         ("OptiMark")                             ("JOS")

         By:      /s/ Kiyoshi Niki               By:  /s/ Yasuhiko Nonomura
            ----------------------------            -------------------------

         Name:    Kiyoshi Niki                   Name: Yasuhiko Nonomura

         Title:   President, Japan               Title:    President, CEO

         Date:                                   Date:

                                   SCHEDULE A
                             (SCHEDULES A-1 AND A-2)

                              FINAL SPECIFICATIONS

                                  SCHEDULE A-1

                              FINAL SPECIFICATIONS
                         AGREED TO AS OF APRIL 30, 2000


NO                           DOCUMENT NAME                      Category            Provider               NOTE
1        "PCX Version Functional Requirements Specifications"     Functionality          OI
         Ver. 1, November 15th, 1999
2        OptiMark Trading System Version 3.2 Usage Notes          Functionality          OI
3        FRS Delta in Detail                                      Functionality          JOS       [subcontracted to OI]
4        Security Static Data Processing Explanation              Functionality          JOS       [subcontracted to OI]
5        Functional Schematic Diagram                           Project Management       JOS       [subcontracted to OI]
         defining who shall develop what functions.
6        Transaction Fee Calculation System                       Functionality          JOS       [subcontracted to OI]
         Requirement specification
7        Statutory Book System                                    Functionality          JOS       [subcontracted to OI]
8        Security Static Data File specifications                 Functionality          JOS       Originator is OSE
9        Clearing Record File specifications                      Functionality          JOS       [subcontracted to OI]
10       Interface specification (Prints)                         Functionality          JOS       [subcontracted to OI]
11       Interface specification (Trade Information)              Functionality          JOS       [subcontracted to OI]
12       Interface specification (Execution Reports)              Functionality          JOS       [subcontracted to OI]
13       Osaka Market Data Client Protocol                        Functionality          JOS       [subcontracted to OI]
14       2D FIX Interface Specification for OSE                   Functionality          JOS       [subcontracted to OI]
15       Hardware requirement for the New System                     Hardware            JOS       [subcontracted to OI]
16       OI Development size estimate                           Project Management       OI
17       OI Development schedule                                Project Management       OI

                                  SCHEDULE A-2

                              FINAL SPECIFICATIONS
                      TO BE AGREED TO AFTER APRIL 30, 2000


NO                           DOCUMENT NAME                      Category            Provider               NOTE
18       Third party software requirement for the New System    Software Packages    OI (or JOS
         with the information who provides licenses to JOS                              per
                                                                                     provisions
                                                                                       above)
19       Deliverables for OSE Exchange                          Project Management       OI



         The execution of this SCHEDULE A-2 below by the Parties indicates their acceptance of the Final Specifications described in the documents listed in SCHEDULE A-2 above, which documents are appended hereto.

         OptiMark, Inc.                        Japan OptiMark Systems, Inc.
         ("OptiMark")                          ("JOS")

         By: _____________________________     By: _____________________________


         Name: ___________________________     Name: ___________________________


         Title: __________________________     Title: __________________________


         Date: ___________________________     Date:____________________________




*







* This confidential portion has been omitted and filed separately with the Commission.

                                   SCHEDULE B

                                 MILESTONE DATES


         MILESTONE/DELIVERABLE                  MILESTONE DATE
         ---------------------                  --------------
Complete hardware installation at
JOS Data Center                                 January 31, 2000

Install OTS (Version 1) in QA environment       April 3, 2000 (Ver. 1.2.0.a)

Install OTS (Version 1) in Production
environment                                     April 17, 2000

Install OTS (Version 2) in QA environment       May 19, 2000 (Ver. 1.2.1.c)

Install OTS (Version 2) in Production
environment                                     June 2, 2000

Install additional software                     July 26, 2000 (Ver. 1.2.3.a)

Commence Final Acceptance Tests                 July 26, 2000 (Ver. 1.2.3.a)

Operational Commencement Date  -                October 6, 2000
 "Go Live"

                                   SCHEDULE C

                       MAINTENANCE SERVICES AND TECHNICAL
                                SUPPORT SERVICES




         The execution of this SCHEDULE C below by the Parties indicates their acceptance of the terms and conditions for Maintenance Services and Technical Support Services as set forth in the attached "Support and Maintenance Plan," Version 1.0F, dated January 23, 2001.



         OptiMark, Inc.                          Japan OptiMark Systems, Inc.
         ("OptiMark")                            ("JOS")

         By:     /s/ Kiyoshi  Niki               By:  /s/ Yasuhiko Nonomura
            ----------------------------            -------------------------

         Name:    Kiyoshi  Niki                  Name:   Yasuhiko Nonomura

         Title:   President, Japan               Title:  President

         Date:    January 24, 2001               Date:   January 24, 2001

SUPPORT AND MAINTENANCE PLAN
--------------------------------------------------------------------------------
                                                       JOS OSE/OptiMark Exchange
















                                                                January 23, 2001
                                                                    Version 1.0F

                                TABLE OF CONTENTS

1.       INTRODUCTION..........................................      1
1.1.     Purpose of the Support And Maintenance Plan...........      1
1.2.     Applicability.........................................      1
         1.2.1.   Effective Date and Term......................      1
         1.2.2.   Control of Source Code.......................      1
         1.2.3.   Version Support..............................      1

2.       SERVICE REQUIREMENTS..................................      2
2.1.     Definition of Terms...................................      2

3.       PRODUCTION SUPPORT....................................      3
         3.1.1.   Computer Operations..........................      3
         3.1.2.   Production Control...........................      3
         3.1.3.   Technical Services...........................      4
         3.1.4.   Security administration......................      4
         3.1.5.   Application Support..........................      4
         3.1.6.   Third Party Software Support.................      5
3.2.     Responsibility Matrix.................................      5
3.3.     Staffing .............................................      6
         3.3.1.   OptiMark.....................................      6
         3.3.2.   JOS..........................................      7
3.4.     Availability..........................................      8
         3.4.1.   OptiMark Staff...............................      8
         3.4.2.   JOS Staff....................................      8
3.5.     Other Requirements....................................      8

4.       APPLICATION MAINTENANCE...............................      9
4.1.     Methodologies.........................................      9
         4.1.1.   Problem Reporting............................      9
         4.1.2.   Problem Determination........................      9
         4.1.3.   Problem Resolution...........................     11
         4.1.4.   Change Management............................     12
         4.1.5.   Release Management...........................     13
4.2.     Responsibility Matrix.................................     15
4.3.     Staffing .............................................     16
         4.3.1.   OptiMark.....................................     16
         4.3.2.   JOS..........................................     17
4.4.     Availability..........................................     17
         4.4.1.   OptiMark Staff...............................     17
         4.4.2.   JOS Staff....................................     17
4.5.     OptiMark Infrastructure Support.......................     18

4.6.     Other Requirements....................................     18

5.       ENHANCEMENTS..........................................     18
5.1.     Definition............................................     18
5.2.     Methodology...........................................     19
         5.2.1.   Requirements Definition......................     19
         5.2.2.   Requirement Analysis.........................     19
         5.2.3.   Detailed Design..............................     19
         5.2.4.   Development..................................     20
         5.2.5.   Integration Test.............................     20
         5.2.6.   Acceptance Test..............................     20
5.3.     Responsibility Matrix.................................     20
5.4.     Timeliness of Delivery................................     21
5.5.     Staffing .............................................     21
         5.5.1.   OptiMark.....................................     21
         5.5.2.   JOS..........................................     21
5.6.     Availability..........................................     22
         5.6.1.   OptiMark Staff...............................     22
         5.6.2.   JOS Staff....................................     22
5.7.     Other Requirements....................................     22

6.       APPENDIX A............................................     23
6.1.     Product Support Staff.................................     23

7.       APPENDIX B............................................     24
7.1.     FEES AND EXPENSES.....................................     24

OPTIMARK, INC.:           Support and Maintenance Plan              Introduction
================================================================================

1.       INTRODUCTION


                  1.1.     PURPOSE OF THE SUPPORT AND MAINTENANCE PLAN

                  This "Support And Maintenance Plan" ("Plan") specifies the Maintenance Services and Technical Support Services that OptiMark shall provide to JOS during the Operational Phase pursuant to the "Development, Subcontract, And Operations Agreement" ("Agreement"). Unless otherwise stated, all capitalized terms herein have the same meaning as set forth in the Agreement and all references to "Sections" refer to sections in the Agreement.


                  1.2.     APPLICABILITY


                  1.2.1.   EFFECTIVE DATE AND TERM

                  The initial term for the Plan shall commence on the Operational Commencement Date and shall continue for one (1) year. The Plan shall automatically renew for successive one
                  (1) year terms unless otherwise terminated as specified herein. OptiMark may change the terms and conditions of the Plan, including OptiMark's fees, upon thirty (30) days written notice to JOS, but no such change shall be effective prior to the end of the then current term. JOS may, by fifteen (15) days written notice to OptiMark, terminate the Plan on the effective date of any such change(s). In the absence of such timely notice of termination, the change(s) shall be deemed accepted by JOS. In the event of termination of the Agreement, the Plan shall terminate and all fees due under the Plan, and/or other amounts payable to OptiMark, shall without notice or demand by OptiMark immediately become due and payable. In such a case, OptiMark's obligations to provide the services under the Plan shall immediately cease. OptiMark may terminate the Plan in the event of default by JOS of its obligations hereunder, which shall include, but not be limited to, (1) the Company's failure to install or otherwise implement all software updates provided as part of the Plan as directed by OptiMark and (2) JOS' failure to pay fees due to OptiMark within thirty (30) days notice that the same is thirty (30) days or more delinquent.


                  1.2.2.   CONTROL OF SOURCE CODE

                  The services described in this document are applicable so long as JOS does not receive, and accept maintenance and support responsibilities for, the source code for the OptiMark Software. Any such transfer of source code control should be accompanied by a resolution as to the further applicability, if any, of OptiMark services under this Plan.


                  1.2.3.   VERSION SUPPORT

                  OptiMark shall provide the services described in this Plan for the current and immediately preceding Versions (defined in Section 2.2) of the OptiMark Software. For example, if OptiMark has made Version 3.0.0 available to JOS, then OptiMark shall

OPTIMARK, INC.:           Support and Maintenance Plan      Service Requirements
================================================================================

                  support Versions 3.0.0 and 2.4.2 (assuming that 2.4.2 was the highest Version within Version 2.X.Y). As another example, if OptiMark has made Version 3.2.2 available to JOS, then OptiMark shall support Versions 3.2.2 and 3.2.1.

                  JOS shall install new Versions provided by OptiMark into the production environment of the New System before the next Version is released. OptiMark agrees not to require installation of a new production Version more frequently than every 6 months; provided, however, that OptiMark may direct JOS to install new Versions before the six month period if such new Versions are required as a result a modification to third party software that impacts the operation of the OptiMark Software. OptiMark shall promptly inform JOS when OptiMark becomes aware of such a modification.

                  OptiMark will maintain test environments only for the new Version, once released, and for the immediately preceding Version.

2. SERVICE REQUIREMENTS

                  The Maintenance and Technical Support Services covered by this document fall into 3 categories:

                  - Production Support - computer operations, production control, technical services, security control and application support, as more fully described in
                           Section 3.

                  - Application Maintenance - problem management, problem determination, problem resolution, change management, software maintenance, application support, release management, as more fully described in Section 4.

                  - Enhancements - services to add additional functionality to the OptiMark Software at the request of JOS, as more fully described in Section 5.

                  2.1.     DEFINITION OF TERMS

                  In describing the delivery of services under this Plan, these terms will be used with the meaning described:

                  - "Request" means to initiate a request for services available under this agreement.

                  - "Define" means to specify, normally in writing, a requirement, a plan or a procedure.

                  - "Assist" means to participate in performance of an activity, in a consultative or advisory role. The assistance may be provided onsite rarely, or more normally by telephone or email.

                  - "Provide" means to deliver information necessary to the activity.

                  - "Perform" means to execute an activity, with full responsibility for its outcome.

                  - "Review" means to study a requirement, plan or procedure, and offer informed, knowledgeable comments or opinions on the requirement, plan or procedure.

                  - A "Version" of the OptiMark Software is denoted as follows: Major.Minor.Control, for example, "3.2.1". The "Major" designator is the numeral to the immediate left of the

OPTIMARK, INC.:           Support and Maintenance Plan        Production Support
================================================================================

                  decimal point furthest to the left - i.e., "3". The "Minor" designator is denoted by the numeral to the immediate right of the decimal point furthest to the left - i.e., "2". The "Control" designator is denoted by the numeral to the right of the decimal point furthest to the right - i.e., "1".

                  - The term "support" is intended to be non-specific, and may imply definition, assistance, review, or performance according to the particulars of the situation.

                  - The term "Application" may also be referred to as "OptiMark Software".

3. PRODUCTION SUPPORT

                  Daily operation of the New System will be performed by JOS pursuant to the Agreement. The OptiMark role for Production Support will be to support and advise JOS in connection with such daily operation. It is the intent of JOS to become fully self-sufficient in operating the New System, and to reduce the required support from OptiMark as soon as possible. JOS staff shall have received training as provided for under Section 8.2(a) of the Agreement before the Operational Phase begins.

                  It is nonetheless likely that at the beginning of the Operational Phase, JOS will not have acquired all the necessary competencies in operating the New System, and OptiMark will provide support as required.

                  OptiMark will supply the Production Support Services described in Section 3 on-site and OptiMark's fees and expenses for these services are described in Section 7.1. .


                  3.1.1.   COMPUTER OPERATIONS

                  At the request of JOS, OptiMark will provide operational assistance to JOS for the following activities:

                  - Specification of new or changed operational procedures concerning the New System, as required by the installation of new Versions of the OptiMark Software or changes in the market.

                  - Assistance with the maintenance of Application recovery and restart procedures.

                  - Training for operations personnel to recognize error situations concerning the New System.

                  - Assistance with maintenance of automated tools and/or procedures.


                  3.1.2.   PRODUCTION CONTROL

                  When required, OptiMark will provide Production control assistance to JOS for the following kinds of activities:

                  - Assistance with maintenance of batch processing configuration for day end job schedules:

                           -        Resolving scheduling conflicts

OPTIMARK, INC.:           Support and Maintenance Plan        Production Support
================================================================================

                           -        Definition of day-end dependencies

                           - Restart and recovery procedures for day-end steps or groups.

                  - Assistance in ensuring that critical morning events take place correctly and within agreed time frame

                  - Assistance with interpreting new or changed Application messages through the MAXM components that perform the filtering of Application messages and events.


                  3.1.3.   TECHNICAL SERVICES

                  At the request of JOS, OptiMark will provide the following Technical Service assistance for the following kinds of activities:

                  - Analyzing performance study results and understanding the possible Application configuration choices that may affect performance

                  -        Assistance with performance tuning choices

                  -        Assistance with capacity planning

                  -        Assistance with Application file backup procedures

                  -        Assistance with database administration

                  - General consultation on the relationship between the Application and systems software


                  3.1.4.   SECURITY ADMINISTRATION

                  OptiMark will assist JOS in determining the security levels and requirements for the New System, the Application, resources and user help desk functions, that may result from Application software enhancements, or changes in operating conditions or market conditions or rules.

                  This may include changes to:

                  - OS level file system security (read, write, execute, delete)

                  - Layered Product (e.g. Safeguard) protection scheme for volumes, sub-volumes, and files

                  -        Data access requirements

                  - Production ID and aliases to allow efficient data center operations, including audit trails

                  -        Escalation procedures for emergency access


                  3.1.5.   APPLICATION SUPPORT

                  At the request of JOS, OptiMark will support JOS in normal operation of the Application, particularly in the initial Operational Phase, and after delivery of any new Version

                  This may include:

OPTIMARK, INC.:           Support and Maintenance Plan        Production Support
================================================================================


                  - Assisting JOS staff to ensure application availability and monitoring,

                  - Assisting in definition of new or changed operational parameters and conditions,

                  - General consultation with JOS staff regarding the Application,

                  - Providing additional information concerning problem situations to assist OptiMark personnel

                  - Facilitating knowledge transfer to the JOS Application Support team in Tokyo.

                  3.1.6.   THIRD PARTY SOFTWARE SUPPORT

                  OptiMark will assist JOS in configuration and operation of 3rd Party Software as it relates to the relationship or interface with the Application.

                  This may include:

                  - Recommending and/or assisting with configuration options

                  -        Recommending new or changed operational procedures

                  - Providing support for problem determination as it may relate to the interface with the Application.

                  3.2.     RESPONSIBILITY MATRIX

                  Production Support responsibilities are indicated in the following tables:

                 Function/Task                          OptiMark         JOS
                 -------------                          --------         ---
                 Computer Operations

                 Operations procedures                  Assist           Perform
                 Restart/Recovery procedures            Assist           Perform
                 Training                               Perform          Request
                 Automated Tools                        Assist           Perform

                 Production Control

                 Netbatch configuration                 Assist           Perform
                 Day-end restart/recovery               Assist           Perform
                 Holiday processing                     Assist           Perform
                 Application monitoring                 Assist           Perform

                 Technical Services

                 Performance analysis                   Assist           Perform
                 Performance tuning                     Assist           Perform
                 Capacity planning                      Assist           Perform
                 Backup/recovery                        Assist           Perform

OPTIMARK, INC.:           Support and Maintenance Plan        Production Support
================================================================================

                 Database Administration                Assist           Perform
                 Consultations                          Perform          Request

                 Security Administration

                 OS level file security                 Assist           Perform
                 Layered Product configuration          Assist           Perform
                 OPS help desk ids                      Assist           Perform
                 Data access requirements               Assist           Perform
                 User groups definition                 Assist           Perform
                 Escalation procedures for data access  Request          Perform


                 Application Support

                 Answer general inquiries               Perform          Request
                 Testing support                        Perform          Request
                 Support for production problems        Perform          Request
                 Redefine operational procedures        Assist           Perform
                 Knowledge transfer to JOS areas        Perform          Request


                 3rd Party Software Support

                 Configuration options                  Assist           Perform
                 Redefine operational procedures        Assist           Perform
                 Support for production problems        Assist           Perform

                  3.3.     STAFFING


                  3.3.1.   OPTIMARK

                  The OptiMark staffing level is predicated upon the JOS assertion that it will staff adequately for all reasonably expected production services and events. Hence, the OptiMark Production Support team is limited to the following staff as part of the fixed-price agreement:

                  -        Production Support Manager (1)

                  -        Operations (1)

                  It is reasonable for solution of production problems that the OptiMark Production Support team will require additional expertise. JOS agrees that such support may be called upon, and utilized for solution of problems, upon agreement between the Production Support Manager and his JOS counterpart, without requirement for further authorization.

                  -        OTS System Architect

                  - Component Technical Support Specialists (OPS, GUI, MW, MEC, MIS)

                  -        Systems Administrators (Tandem, DEC, PC)

                  In the event that expertise specific to the JOS Application is required, requests will be escalated to the Application Support team.

                  3.3.2.   JOS

                  JOS will provide sufficient staffing to operate the New System under all normal conditions. This staff shall have undergone the training to acquire the competencies indicated under section 8.2(a) of the Agreement. JOS alone will determine the quantity and underlying skill-set requirements of this staff. However, in order to complete the transfer of operational responsibility to JOS completely and successfully, OptiMark recommends that JOS provide the following minimum skill sets:

                  -        Tandem Systems Administrator

                           *firm knowledge of the following Tandem utilities:
                           FUP - file utility program
                           SCF - subsystem control facility
                           TCP/IP
                           NETBATCH - batch scheduler
                           PATHWAY
                           DSM/TC - distributed system management/tape catalog SAFEGUARD - security utility
                           SPOOLER
                           ENFORM
                           MEASURE - performance monitoring utility
                           * knowledge of SYSTAR and PROGNOSIS third party products are added benefit
                           * 2 to 4 years experience in Tandem S series systems
                           * experience and knowledge in Tandem system software installation via INSTALL (used to create operating system image on pre S series systems) and DSM/SCM (distributed systems management/system configuration management).

                  -        Unix Systems Administrator

                           Sr. Unix administrator with at least 4 year experience (preferably some on TRU64 Unix), skillful/knowledge with:

                           RAID,

                           LSM (Logical Storage Management - like Veritas),

                           ADVFS (Advance File system), and

                           NSR (backup software from Legato).

                  -        NT Systems Administrator

                           Skillset TBD

                  -        Network Administrator

                           Skillset TBD

                  -        Application Administrator (Integration Specialist)

                           * Overall knowledge of Installation procedures, application configuration parameters, 3rd Party tools installation and configuration

OPTIMARK, INC.:           Support and Maintenance Plan        Production Support
================================================================================


                           * Knowledge of procedures for starting up/shutting down the system, and how to check the operating status of each component

                           * Knowledge of backup and restore plans and procedures

                  -        Business Services Support Analyst(s)

                           * Knowledge of all Help Desk screens and procedures

                  -        Application Support Analyst(s)

                           * Knowledge of operating the system under normal conditions

                           * Knowledge of troubleshooting tools and information provided by them.

                           * Knowledge of failure detection and recovery procedures

                           * Knowledge of performance monitoring information


                  3.4.     AVAILABILITY


                  3.4.1.   OPTIMARK STAFF

                  On the Operational Commencement Date, and for several weeks following, all or part of the Production support team will be located on-site in Tokyo. Thereafter, the team will return to Jersey City and provide support on an on-call basis. On-call support will be made available on all OSE/OptiMark Exchange trading days, 4AM - Midnight JST (2PM - 10AM EST/3PM - 11AM
                  EDT). OptiMark shall make one developer and one operations personnel available via a beeper as a point of contact.

                  The JOS contact person and the OptiMark Production Support Manager will work together to prioritize tasks for this group.

                  3.4.2.   JOS STAFF

                  The JOS contact person needs to be available on-call for all hours during which OptiMark may be called upon to provide Production Support services. Staff must be available to support the provision of any Other Requirements for which JOS is responsible (e.g. to enable access to the Production network and equipment).


                  3.5.     OTHER REQUIREMENTS

                  JOS will provide:

                  - A designated Manager as single point of contact as the counterpart to the OptiMark Production Support Manager. Discussions will be conducted in English.

                  - All verbal and written communications required with other vendors (e.g. NAS)

                  - Controlled online access to production systems from Jersey City, as may be required for operational assistance on a per incident basis.

OPTIMARK, INC.:           Support and Maintenance Plan   Application Maintenance
================================================================================

4. APPLICATION MAINTENANCE

                  OptiMark will provide Application Maintenance services, which is in addition to the support as defined in Section 3 of this Plan that is necessary for normal operation of the New System. The team may backup the Production support team, may be called in to solve problems, may advise on system configuration changes, and modifies, tests, and delivers software if required to fix defects.

                  This team will also update the Application as may be necessary to incorporate features or efficiencies (upgrades) which are introduced by OptiMark into standard portions of the OptiMark Software, and which are then made available to JOS as a new Version of the Application Software.

                  OptiMark's Application Maintenance services will be delivered on an as-requested basis, the fees for which will be included in the overall price of this Plan, as specified in Appendix B. If at any given time there are no services to be delivered as part of Application Maintenance, then such staff as are available under this section may be applied to development of Enhancements (as defined below), if any.


                  4.1. METHODOLOGIES


                  4.1.1. PROBLEM REPORTING

                  4.1.1.1. Problem Severity

                  All problems are classified by the severity it causes. For the purpose of this agreement there will be three severity levels defined as:

                  Severity 1 - Application cannot run or continued use will cause corruption of data.

                  Severity 2 - Problem is persistent but a workaround is available. Must be addressed, but can afford to follow established procedures to migrate the fix to the production environment. Categorized in Optics as Urgent priority.

                  Severity 3 - Problem is intermittent, may cause minimal impact on operation of application. Work around is available. Can wait for future release to correct the problem. Characterized in Optics as High or lower priority.


                  4.1.1.2. Notification Method

                  Problems which cannot be solved by the Production Support team, and which are of Severity 1, may be escalated immediately to by phone or page, to the on-duty Support Analyst. Problems of lesser severity should be reported using Optics or other selected defect-tracking tool.


                  4.1.2. PROBLEM DETERMINATION

                  4.1.2.1. Investigation

OPTIMARK, INC.:           Support and Maintenance Plan   Application Maintenance
================================================================================

                  Based on the information provided, OptiMark will perform the appropriate investigations to determine the exact nature of the problem and its root cause within the OTS.

                  OptiMark will create an Optics ticket prior to any investigation commencing.


                  4.1.2.2. JOS Status Updates

                  OptiMark will provide status updates directly to JOS once each hour for all problems determined to be Severity 1 in nature. In addition, the Production Support Manager and Application Support Manager will participate in conference calls if required to contribute to the resolution of the problem.

                  In the case of Severity 2 problems, OptiMark will update JOS directly when problem determination has been completed, and a recommended resolution is available. Interim updates will be provided daily upon request.

                  In the case of Severity 3 problems, OptiMark will provide an update by updating the Optics ticket with the resolution and expected availability. Interim updates would normally be provided on a weekly basis, as part of a scheduled ticket review process.


                  4.1.2.3. Optics Updates

                  OptiMark will periodically update the Optics ticket with the current status and actions taken. This would include results obtained. This will provide a permanent history of the problem. This information will form the basis for problem post mortems.

                  Optics tickets from production problems will be useful as an analytical tool for future problem resolution and as a measure of the systems performance and OptiMark ability to effectively resolve procedure problems.


                  4.1.2.4. Internal Escalation

                  OptiMark will adhere to the following guidelines to ensure that all problems receive the appropriate level of visibility and attention within the OptiMark organization.

                  Severity 1 Problems:

                  - Engage additional resources if the cause of the problem has not been determined within 30 minutes.

                  - If unresolved after 45 minutes the Application Support Manager must be notified.

                  -        If unresolved after 2 hours the CTO is notified.


                  Severity 2 Problems:

                  - Severity 2 problems will not be addressed until the next OptiMark business day at 9:00 am (EST/EDT). Additional resources to be engaged if unresolved after 3 hours.

                  - If unresolved after 12 hours the Application Support Manager must be notified.

                  -        If unresolved after 36 hours the CTO is notified.


                  Severity 3 Problems:

OPTIMARK, INC.:           Support and Maintenance Plan   Application Maintenance
================================================================================

                  - If JOS has not been given clear indication of the solution to the problem within 3 OptiMark business days the Application Support Manager will be notified.

                  4.1.2.5. Application Consulting

                  If OptiMark determines that the Application is not the root cause of the problem, OptiMark will assist JOS in directing the problem to the appropriate area of responsibility.

                  OptiMark will provide the information determined through their investigations and provide additional information on the functional aspects of the Application to assist in the resolution of the problem.


                  4.1.3. PROBLEM RESOLUTION

                  4.1.3.1. Root Cause Analysis

                  OptiMark will perform the necessary analysis to establish the cause of the problem. The Support Analyst will look at the areas of the system that it deems necessary, which would include the Application, configuration, and application data processed by the system.

                  OptiMark expects that JOS will make available any resource deemed necessary by the Support Analyst to aid in determining the root cause. This information will be used in determining the course of action to successfully resolve the problem.


                  4.1.3.2. Recommended Resolution

                  OptiMark will provide a recommended approach to JOS for approval. The recommendation may involve one or more of the following items:

                  -        Environmental or operating system modifications,

                  -        Application configuration changes,

                  -        Data modifications,

                  -        Application code modifications

                  - A `work around' that will isolate the problem and its impact on production until a permanent solution can be tested and implemented.

                  OptiMark will not institute any solution without JOS knowledge and approval. A verbal approval may be considered acceptable in certain emergency situations. This must be documented on the problem ticket, specifying the approver and followed with a written confirmation.


                  4.1.3.3. Emergency Changes

                  Under the direction of JOS, OptiMark may provide emergency changes to the application code to resolve a problem. This will only be considered for problems designated as Severity 1 and if no acceptable work around is available. All other instances will be handled through the normal defined procedures.

OPTIMARK, INC.:           Support and Maintenance Plan   Application Maintenance
================================================================================


                  OptiMark will make every reasonable effort to ensure that any emergency fixes will not cause other problems.

                  All changes introduced as emergency changes will not be deemed permanent until they have been thoroughly tested and passed the Quality Assurance criteria.

                  OptiMark will place emergency code changes on the integration test FTP site, where JOS must approve and perform moving the code to the production FTP site for implementation into production. Control at the JOS is maintained via the migration process to the production environment.


                  4.1.3.4. Application Configuration/Data Modification

                  OptiMark will assist JOS in making changes to the application configuration data where it has been determined that this will resolve the problem. OptiMark will assist JOS in updating the supporting documentation to reflect these changes.

                  All changes are made with the verbal or written approval of JOS.


                  4.1.3.5. Operating System/Hardware Issues

                  OptiMark will act as a consultant to JOS regarding the impact that the current problem or determined changes will have on the Application.

                  JOS or their designated authority will perform any changes as a result of these consultations.


                  4.1.3.6. Tracking

                  OptiMark will regularly update Optics with the status of a problem. This will include, but is not limited to, steps taken, any verbal approvals given, results observed, and estimated time to resolution.


                  4.1.4. CHANGE MANAGEMENT


                  4.1.4.1. Overview

                  Change management is the process where application changes are migrated through the appropriate test environments, and implemented into the production environment.


                  4.1.4.2. Source Management

                  OptiMark will maintain the source for the Application. OptiMark will utilize industry standard tools for the management of the source code. This will ensure that a fully functioning system can be reproduced at any time and this will significantly reduce the amount of time and effort to prepare a new release.

                  OptiMark will periodically update the source code held in escrow, as directed by JOS, and at JOS expense.


                  4.1.4.3. Tracking and Prioritization

                  Using Optics as the vehicle for identifying all changes in progress, OptiMark will coordinate the release schedule and release contents with JOS.

OPTIMARK, INC.:           Support and Maintenance Plan   Application Maintenance
================================================================================

                  4.1.4.4. Change Meetings

                  JOS will arrange periodic conference calls between all necessary parties. The objectives of these calls are to review the changes that can be addressed in a particular timeframe for implementation. In order to be implemented the following criteria must be reviewed and all parties must agree that this criteria has been met:

                  -        Completed documentation and release notes,

                  -        Fully defined fallback procedures,

                  -        Assessment of risk and

                  -        Potential conflict with other scheduled changes.


                  4.1.4.5. Document Release Notes

                  OptiMark will prepare Release Notes for all the changes to the Application.


                  4.1.4.6. Fallback Procedures

                  Prior to the introduction of a new release, OptiMark will have a specific and detailed plan, which will define how these changes are to be backed out of the environment in the event of unforeseen problems.


                  4.1.4.7. Risk Assessment

                  Prior to the implementation of any change, OptiMark will prepare an assessment of the risk in introducing the change, including steps which can be taken to mitigate the risks.


                  4.1.4.8. Implementations and Walkthroughs

                  OptiMark may participate in scheduled walkthroughs of install procedures, code releases, and back-out procedures with JOS or its designate for application releases.


                  OptiMark may provide onsite support to JOS for application installs when warranted by the complexity or risk.


                  4.1.5. RELEASE MANAGEMENT


                  4.1.5.1. Source code support tools

                  RMS is a Revision Management System, provided by Data Design Systems Inc. and used for the OPS Application source and object management. Clearcase is a similar source code and release management system used for all other components of the system.

                  OptiMark will perform changes and maintain the structure of the source code for the New System catalogs as necessary for the safe storage and efficient release of such software. As part of the Order Profile System release automation, RMS has also been installed on the JOS Production and Development Tandems. As with other 3rd Party software products, OptiMark will provide installation, configuration and maintenance support in order to maintain a smooth coordination with the OptiMark Software.

                  4.1.5.2. Macros and tools

                  OptiMark will continue to maintain, and where necessary improve, existing TACL and RMS macros which have been created to automate release promotion, pathway environment generation, and fallback procedures associated with any release of the OPS component.


                  4.1.5.3. Release promotions

                  Until JOS feels comfortable with performing release promotions, OptiMark will execute this process.

                  4.2. RESPONSIBILITY MATRIX

                  Application Support and Bug Fix responsibilities are indicated in the following tables:

                         Function/Task                 OptiMark            JOS
                         -------------                 --------            ---
                 Problem Management Support
                 Problem tracking, Optics               Perform          Provide
                 Major Incident Owner                   Assist           Perform

                 Problem Determination
                 Data gathering, investigation          Perform          Provide
                 Obtain secure data access              Request          Perform
                 JOS Status updates                     Perform          Request
                 Optics updates                         Perform          Perform
                 Internal OptiMark escalations          Perform          N/A
                 Application consulting                 Perform          Request

                 Problem Resolution
                 Root cause analysis                    Perform          Review
                 Identify solutions, options,           Perform          Review
                 recommended approach
                 Provide emergency changes              Perform          Review
                 Application configuration/data         Assist           Perform
                 modification
                 Operating system/hardware issues       Assist           Perform
                 Tracking                               Perform          Perform

                 Change Management
                 Source management                      Perform          N/A
                 Optics, tracking/prioritization        Perform          Provide
                 Change meetings                        Assist           Perform
                 Release notes                          Perform          Review
                 Define fallback procedures             Perform          Review
                 Risk assessment                        Perform          Assist
                 Resolve scheduling conflicts           Review           Perform
                 Implementation walkthroughs            Perform          Review
                 Implementations                        Assist           Perform

                 Software Maintenance
                 Source maintenance                     Perform          N/A
                 Modifications/enhancements for         Provide          Initiate/Review
                 defects
                 Development/unit/sys/int. testing      Perform          N/A

OPTIMARK, INC.:           Support and Maintenance Plan   Application Maintenance
================================================================================

                 Test tools                             Perform          Assist  At
                                                                         completion of
                                                                         phase 1.1 the
                                                                         responsibilities
                                                                         will switch
                 Test scripts, regression               Perform          Assist  At
                                                                         completion of
                                                                         phase 1.1 the
                                                                         responsibilities
                                                                         will switch
                 Integration test                       Perform          Assist
                 Acceptance test execution              Assist           Perform

                 Release Management
                 Release Tools -                        Perform          N/A
                 Installation/configuration/maintenance
                 Release build                          Perform          N/A
                 Emergency releases                     Perform          N/A
                 Release install                        Perform          Assist

                  4.3. STAFFING


                  4.3.1. OPTIMARK

                  The OptiMark Application Support and Maintenance team will include the following staff as part of the fixed-price agreement:

                  -        Productions Support Manager (1) -- (same person as in
                           Section 3)

                  -        Developers (5)

                  JOS understands that such staffing level represents a bare minimum necessary to maintain the continuity of product knowledge, and is insufficient to completely prepare even a relatively simple bug fix, as there is no provision for integration, quality assurance, source code control, documentation, or systems administration. JOS understands that the following minimum additional staff will be regularly required, on a time and materials basis, to deliver any changes to the system. JOS agrees that such support may be utilized for delivery of releases, upon agreement between the Application Support Manager and his JOS counterpart, without requirement for further authorization:

OPTIMARK, INC.:           Support and Maintenance Plan   Application Maintenance
================================================================================

                  -        Q/A Manager (1/2) and Staff (3)

                  -        Source Code Control/Release Staff (2 @ 1/2)

                  -        Documentation (1/2)

                  -        Tandem, DEC, PC Systems Administrators (3 @ 1/2)

                  In addition, the OptiMark Application Support and Maintenance team may call on the following staff as needed, on a time and materials basis, with additional JOS approval, if needed to accelerate a particular delivery:

                  -        Development Project Leader

                  -        Additional Component Developers

                  -        Additional Q/A Staff

                  -        Additional Source Code Control/Release Staff

                  -        Documentation Specialists

                  -        Networking Specialist


                  4.3.2. JOS

                  JOS will provide staff to perform the following functions:

                  - Management of application support - requirements, scheduling, approval

                  - Code maintenance of the JOS-built components of the New System

                  -        Q/A Test of OptiMark code releases

                  -        Installation of OptiMark code releases


                  4.4.     AVAILABILITY


                  4.4.1.   OPTIMARK STAFF

                  The Application Support and Maintenance team will be available on-call for problem determination during the New System operating hours, 4AM - 10PM JST (2PM - 8AM EST/3PM - 9AM EDT). However, they will ordinarily work according to EST/EDT hours. The team will be allocated for JOS development, and will prioritize tasks as agreed between the OptiMark Application Support Manager and the appointed JOS contact person. Insofar as time allows, this staff may undertake development of Enhancements. OptiMark shall make one developer and one operations personnel available via a beeper as a point of contact.

                  For any additional staff, JOS support requirements will compete with all other OptiMark projects for their time.


                  4.4.2.   JOS STAFF

                  Under normal circumstances, JOS development staff will work according to JST hours.

OPTIMARK, INC.:           Support and Maintenance Plan              Enhancements
================================================================================

                  4.5. OPTIMARK INFRASTRUCTURE SUPPORT

                  Provision of the services herein will require availability of multiple OptiMark development and test environments. JOS shall pay to OptiMark fees and expenses for such hardware and facilities as set forth in Schedule F to the Agreement.


                  4.6. OTHER REQUIREMENTS

                  JOS will provide:

                  - A single point of contact for Application Support/Problem Management. Discussions will be conducted in English.

                  - All verbal and written communications required with other vendors (e.g. NAS)

                  - Online access to production systems from Jersey City, as may be required for problem determination.


5. ENHANCEMENTS


                  5.1. DEFINITION

                  JOS may request certain additional functionality be added to the OptiMark Software that is part of the New System ("Enhancements"). Such Enhancements may be changes to the software or configuration required due to changes or additions to the New System Functional Requirements. When completed, the functional requirements for such Enhancements, and the associated Deliverables and Milestone Dates, shall be appended to Schedules A and B of the Agreement, respectively, and shall be governed by the terms and conditions of the Agreement.

                  The Enhancement requests from JOS may require modifications to the OptiMark Software that are required by OSE or MOF and/or modifications to the OptiMark Software that are requested by JOS and are not required by OSE or MOF. The delivery obligations and times for each type of Enhancement differ as described below in section 5.4.

                  Enhancements may also result from requirements to increase system capacity. To implement these, changes may be required to OptiMark-supplied components, or to those components in coordination with changes to JOS-supplied components or components provided by interfacing systems, such as OSE or TradeNet systems. Changes may also be required to the then-installed Hardware components of the New System.

                  The OptiMark Software components of the New System may be comprised of both standard and customized portions. To the extent that the requested Enhancements require modification of the standard portions of the OptiMark Software, the Enhancements will always be made to the then-current Version of the standard OptiMark Software that is part of the New System.

OPTIMARK, INC.:           Support and Maintenance Plan              Enhancements
================================================================================


                  OptiMark's fees and expenses for these services are set forth in Appendix B.

                  Change Management and Release Management services are also required for delivery of enhancements, and are performed as indicated in the previous section.


                  5.2. METHODOLOGY

                  When Enhancements are required, OptiMark and JOS will use the methodology described in this section.


                  5.2.1. REQUIREMENTS DEFINITION

                  JOS will provide OptiMark with a requirements specification document. This document will indicate in as much detail as possible the changes required in all components of the system. JOS will also name a contact person to respond to any questions which may result from analysis of the requirements.


                  5.2.2. REQUIREMENT ANALYSIS

                  After study of the enhancement requirements and gathering of any necessary supporting materials, OptiMark will provide JOS with a requirement analysis document that defines both the functional and technical requirements, as understood by OptiMark. Accompanying this analysis will be a recommended design including estimated time and effort to complete the solution.

                  If, in OptiMark's reasonable opinion, the amount of time required to develop a requested Enhancement(s) would exceed five hundred (500) man-days, then OptiMark shall not be obligated to develop such Enhancement(s). JOS shall pay to OptiMark fees and expenses for the Enhancement(s) as described in Appendix B.

                  Enhancements to the System will be reviewed from an architectural perspective to ensure that application design principles inherent in the application are maintained, and that performance characteristics of the application are not compromised.

                  If the functional requirements provided could jeopardize the integrity or performance of the production application, OptiMark will document the findings and formally present them to JOS prior to preparing a detailed design. Where possible, OptiMark will present alternative methods for attaining the desired goal.

                  OptiMark will then require written confirmation of JOS' desire to proceed.


                  5.2.3. DETAILED DESIGN

                  When JOS signs off on the appropriate documentation, OptiMark will proceed with a detailed design and provide a confirmation of the estimate of time and effort to complete the task.

                  There may be iterations of the design process, depending on complexity, number of other components impacted or if the functional requirements change, or if the required `time to market' for the solution demands an accelerated project life cycle.

                  OptiMark and JOS will agree on the acceptance criteria and will state the criteria in the detail design documentation.

OPTIMARK, INC.:           Support and Maintenance Plan              Enhancements
================================================================================


                  Upon receiving approval of the design, OptiMark will proceed with the modifications.


                  5.2.4. DEVELOPMENT

                  OptiMark will adhere to commercially reasonable effort for all development activities. As part of the development cycle, OptiMark will be responsible for performing unit and system testing. This will also include limited integration testing. JOS will be responsible for integration and acceptance testing, including the preparation of test plans, scripts and data.

                  OptiMark will make any required changes to the regression test bed based for the changes in progress.


                  5.2.5. INTEGRATION TEST

                  OptiMark will assist JOS in scheduling and performing integration tests in a fully functional environment with production level system components. JOS is responsible for the definition and execution of these tests.


                  5.2.6. ACCEPTANCE TEST

                  OptiMark and JOS will agree on the acceptance test criteria, stated in the detail design documentation.

                  OptiMark will provide support to the acceptance test and ensure that deviations from the functional requirements are investigated and corrected.

                  The acceptance test must be performed in a `production like' environment, with minimal developer intervention. Its purpose is to determine that the application changes are correct from the regression test perspective, the new functional requirement perspective, and from an operability test perspective.


                  5.3. RESPONSIBILITY MATRIX

                  Enhancement responsibilities are allocated to OptiMark or to JOS as indicated in the following tables:

                         Function/Task                 OptiMark             JOS
                         -------------                 --------             ---
                 Enhancement Services
                 Requirements definition                Review           Perform
                 Requirements Analysis                  Perform          Review
                 Architectural review                   Perform          Review
                 Authorize Detailed Design              N/A              Perform
                 Detailed design                        Perform          Approve
                 Development/unit/sys testing           Perform          N/A
                 Test tools update                      Perform          Assist At
                                                                         completion of phase
                                                                         1.1 the
                                                                         responsibilities
                                                                         will switch

OPTIMARK, INC.:           Support and Maintenance Plan              Enhancements
================================================================================

                 Test scripts, regression               Perform          Assist At
                                                                         completion of phase
                                                                         1.1 the
                                                                         responsibilities
                                                                         will switch
                 Integration test                       Perform          Assist
                 Acceptance test execution              Assist           Perform
                 Release management                     Perform          N/A
                 OptiMark Documentation Update          Perform          Approve
                 Issues                                 Escalate         Initiate

                  5.4. TIMELINESS OF DELIVERY

                  If JOS requests an Enhancement which is required as a direct result of OSE and/or MOF imposing new regulatory requirements, then OptiMark will make commercially reasonable good faith efforts to provide such additional functionality to JOS prior to any deadlines imposed by OSE or MOF.

                  If JOS requests an Enhancement which is not required as a direct result of OSE and/or MOF imposing new regulatory requirements, then OptiMark will make commercially reasonable good faith efforts to provide such additional functionality to JOS by a date to be mutually agreed upon by JOS and OptiMark.


                  5.5. STAFFING


                  5.5.1. OPTIMARK

                  Such OptiMark staff which are provided under the Application Maintenance portion of this Agreement, who are not engaged in such Maintenance, shall be available to work on Enhancements. In the event that JOS requires faster delivery of one or more Enhancements than can be accomplished by such staff, JOS may request that additional staff be engaged.

                  The OptiMark Application Support Manager will serve as the single point of contact for management of JOS enhancement requests.


                  5.5.2. JOS

                  See staffing for Application Maintenance. JOS will augment such staff as is necessary to deliver any JOS components required by the requested Enhancement.

OPTIMARK, INC.:           Support and Maintenance Plan              Enhancements
================================================================================


                  5.6. AVAILABILITY


                  5.6.1. OPTIMARK STAFF

                  Enhancement staff will be available only during normal EST/EDT working hours, unless prior arrangement is made.


                  5.6.2. JOS STAFF

                  See availability for Application Maintenance.

                  5.7. OTHER REQUIREMENTS

                  JOS will provide:

                  -        Single point of contact for Enhancement Management.
                           This may be the same person as is provided for Application Support/Problem Management. Discussions will be conducted in English.

                  - All verbal and written communications required with other vendors (e.g. NAS)

                  - A production-like environment for Integration testing, including arrangements for OSE and/or Customer system set-up.

                  OptiMark's ability to provide enhancements presupposes the following services are contracted as part of Application
                  Maintenance: change management, software maintenance, release management

OPTIMARK, INC.:           Support and Maintenance Plan                Appendix A
================================================================================

6. APPENDIX A

                  6.1. PRODUCT SUPPORT STAFF

                  This appendix lists the OptiMark personnel ("Staff") that will perform the services described in Sections 3 and 4 of the Plan. Depending on the requirements of JOS or specific problems encountered by OptiMark in the course of performing the services described in Sections 3 and 4, other personnel ("Additional Staff") may be enlisted on a permanent basis to perform services under this Plan on a time and materials basis.

                  MANAGEMENT/ADMINISTRATIVE SERVICES

                  JOS Project Manager -- Ypeus Oostenbrug, who will be:

                           the primary technical and systems contact between OptiMark and JOS;

                           responsible for coordinating all planning & budgeting activities;

                           responsible for production and application support (Sections 3 and 4)as well as Enhancements (Section
                           5); and

                           responsible for providing JOS with estimates and billing.

                  Product Support Manager -- Mitch Ramsaran

                  Project Administrator - Andy Goldstein (equivalent of 75% of his time), who will be responsible for:

                           coordinating and documenting releases from development to QA;

                           preparing tracking reports;

                           promoting timely completion of milestones; and

                           preparing meeting minutes.


                  PRODUCTION SUPPORT SERVICES (SECTION 3)

                  None.


                  APPLICATION SUPPORT SERVICES (SECTION 4)

                    DEVELOPERS                COMPONENT
                    Menache                   Middleware
                    Dickman

                    Carlos Suarez             MRM/MEC

                    Rona Kwestel              GUI

                    Whitney Fung              OPS

                    Sara Dillon               Metrics/Audit

OPTIMARK, INC.:           Support and Maintenance Plan                Appendix B
================================================================================

7. APPENDIX B

                  7.1. FEES AND EXPENSES

                  1. PAYMENT OF FEES AND EXPENSES

                  JOS shall pay fees for, and reimburse OptiMark for expenses incurred in connection with, the provision of the services set forth in Sections 3, 4, and 5 of the Plan ("Support Amounts"). The reimbursement of expenses shall include, but not be limited to, amounts paid by OptiMark to third parties for maintenance and support of such third parties' software that has been provided to JOS. OptiMark shall invoice JOS for the Support Amounts (and any additional amounts described below) monthly, with payment due within thirty (30) days of receipt by JOS. If JOS does not remit payment with the prescribed period, interest payable to OptiMark shall accrue monthly at the higher of 1.5% per month or maximum percentage permitted by law. All payments shall be made in U.S. dollars. All invoices shall be sent by email or facsimile to Yasuhiko Nonomura, and simultaneously sent by mail to the same person. All invoices shall include a description of invoiced fees and expenses, including the names of persons for whom fees are charged and the amount of time billed for each such person.

                  All amounts due to OptiMark under this Plan shall be payable in accordance with Section 12.5(c) of the Agreement.

                  OptiMark may change the Support Amounts and hourly rates of its personnel upon thirty (30) days written notice to JOS , but no such change shall be effective prior to the end of the then current term. JOS may, by fifteen (15) days written notice to OptiMark, terminate the Plan on the effective date of any such change(s). In the absence of such timely notice of termination, the change(s) shall be deemed accepted by the JOS.


                  2. PRODUCTION AND APPLICATION MAINTENANCE (SECTIONS 3 AND 4)

                  FIXED PRICE FOR DEDICATED STAFF

                  For the initial annual term, the base Support Amounts payable to OptiMark shall total two million two hundred forty nine thousand four hundred forty dollars (US$2,249,440.00).

                  The Support Amounts are based on (a) each of the Staff (with the exception of the Project Administrator) identified in Appendix A working eight (8) hours per day for the equivalent of two hundred and forty days in the initial term and (b) the Project Administrator working eight (8) hours per day for the equivalent of one hundred eighty days in the initial term.

                  The Support Amounts also include fees for one (1) Developer and one (1) Operations personnel being accessible fifty two
                  (52) weeks per year via a beeper during the operating hours of the New System.

                  The Support Amounts will be adjusted higher if any of the Staff works above the indicated times. Each additional hour worked, or portion thereof, beyond the indicated times will be billed to JOS as additional Support Amounts at the following rates:

                      JOS Project Manager            --      $ *    per hour


                  --------------------------
                  * This confidential portion has been omitted and filed separately with the Commission.

OPTIMARK, INC.:           Support and Maintenance Plan                Appendix B
================================================================================

                      Product Support Manager        --       $ *    per hour

                      Developer                      --       $ *    per hour

                      QA                             --       $ *    per hour

                      Operations                     --       $ *    per hour

                      Project Administrator          --       $ *    per hour

                      On-call via beeper             --       $ *    per week per person

                  RATES FOR ADDITIONAL DEDICATED STAFF

                  JOS shall have the option to enlist Additional Staff as follows to perform the Services in Section 3 and 4 as follows. JOS may add Additional Staff upon sixty (60) days advance written notice to OptiMark. JOS shall pay fees, in addition to the base Support Amounts, to OptiMark for such Additional Staff on an hourly basis as follows:

                      JOS Project Manager            --       $ *    per hour

                      Product Support Manager        --       $ *    per hour

                      Developer (OptiMark employee)  --       $ *    per hour

                      Developer (hired consultant)   --       *

                      QA                             --       $ *    per hour

                      Operations                     --       $ *    per hour

                      Project Administrator          --       $ *    per hour

                  JOS may decrease the number of Staff or Additional Staff upon ninety (90) days advance written notice to OptiMark and OptiMark's Support Fees shall be adjusted accordingly as of the later of (a) the date that the number of Staff or Additional Staff is decreased or (b) the date specified in the written notice provided by JOS.

                  RATES FOR ADDITIONAL NON-DEDICATED STAFF

                  If one or more Developers, in addition to the Developers included with the Staff and Additional Staff, are required on a temporary basis by OptiMark to fix bugs in the OptiMark Software in a timely manner, then such Developer(s) shall be billed to JOS at the rate of $ * per hour.

                  If one or more OptiMark personnel, in addition to the Staff and Additional Staff, are required on a temporary basis by OptiMark for purposes other than fixing bugs as described in the paragraph above, then such personnel shall be billed to JOS as follows:

                      JOS Project Manager            --       $ *    per hour
                      Product Support Manager        --       $ *    per hour
                      Developer (OptiMark employee)  --       $ *    per hour
                      Developer (hired consultant)   --       *
                      QA                             --       $ *    per hour
                      Operations                     --       $ *    per hour
                      Project Administrator          --       $ *    per hour


--------------------------
* This confidential portion has been omitted and filed separately with the Commission.

OPTIMARK, INC.:           Support and Maintenance Plan                Appendix B
================================================================================


                  3.       ENHANCEMENTS (SECTION 5)

                  For the initial term, OptiMark shall provide the Enhancement services set forth in Section 5 of the Plan based on a time and materials basis. OptiMark and JOS will negotiate the rates for OptiMark's development of the Enhancements on a per project basis.

                  Notwithstanding the foregoing, OptiMark shall provide the Enhancement services for Phases 1.1 and 1.2 (as previously defined by JOS and OptiMark and as will be set forth in Schedules A-3 and A-4 of the Agreement, respectively) on a time and materials basis according to the following hourly rates:

                           PHASE 1.1
                           ---------
                           JOS Project Manager                --       $ *    per hour

                           Product Support Manager            --       $ *    per hour

                           Developer (OptiMark employee)      --       $ *    per hour

                           Developer (hired consultant)       --       *

                           QA                                 --       $ *    per hour

                           Operations                         --       $ *    per hour

                           Project Administrator              --       $ *    per hour


                           PHASE 1.2
                           ---------
                           JOS Project Manager                --       $ *    per hour

                           Product Support Manager            --       $ *    per hour

                           Developer (OptiMark employee)      --       $ *    per hour

                           Developer (hired consultant)       --       --       *

                           QA                                 --       $ *    per hour

                           Operations                         --       $ *    per hour

                           Project Administrator              --       $ *    per hour



--------------------------
* This confidential portion has been omitted and filed separately with the Commission.

                                   SCHEDULE D

                      GUIDELINES FOR CALCULATING OPTIMARK'S
                 FEES AND EXPENSES ON A TIME AND MATERIALS BASIS


OptiMark will invoice JOS for actual time worked for each individual working the JOS project. The daily rate charged for each individual will include a variable component for their compensation and related costs, and a fixed component for both direct overhead and indirect overhead. These rates may be changed by OptiMark from time to time as business conditions dictate. OptiMark will also invoice direct out-of-pocket expenses (for example, travel to Japan, equipment, etc.).


The following items represent common areas covered within the scope of the JOS project that are to be billed by OptiMark, Inc. (OI) directly to the joint venture, Japan OptiMark Systems (JOS), on a monthly basis:

1. SERVICES RENDERED BY OPTIMARK EMPLOYEES FOR THE DEVELOPMENT AND MAINTENANCE OF THE JOS TRADING SYSTEM (THE PROJECT). *









2. SERVICES RENDERED BY OPTIMARK SUBCONTRACTED CONSULTANTS FOR THE DEVELOPMENT AND MAINTENANCE OF THE PROJECT. *







-----------------------
* This confidential portion has been omitted and filed separately with the Commission.

3.       DIRECT EXPENSES INCURRED BY OPTIMARK EMPLOYEES OR ITS DESIGNEES. *



















---------------------
* This confidential portion has been omitted and filed separately with the Commission.

                                   SCHEDULE E

                            FORM OF ESCROW AGREEMENT
                       (OPTIMARK'S DEPOSIT OF SOURCE CODE)

This Agreement is effective as of __________, 2000 among Data Securities International, Inc. ("DSI"), having an office on 9555 Chesapeake Drive, Suite 200, San Diego, CA 92123, OptiMark, Inc., a corporation organized and existing pursuant to the laws of Delaware, with principal offices at 10 Exchange Place Center, 24th Floor, Jersey City, New Jersey 07302 USA ("Depositor"), and Japan OptiMark Systems, Inc., a corporation organized and existing pursuant to the laws of Japan, with principal offices at 9-5, Ohtemachi 1-chome, Chiyoda-ku, Tokyo 100-8066 Japan ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as "the parties."

         WHEREAS, Depositor and Preferred Beneficiary have entered into a Development and Operations Agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as "the Basic Agreement").

         WHEREAS, Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

         WHEREAS, the availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

         WHEREAS, Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration, and controlled access of certain proprietary technology materials of Depositor.

         WHEREAS, the parties desire this Agreement to be supplementary to the Basic Agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).


                              SECTION 1 -- DEPOSITS

1.1 Obligation to Make Deposit. Upon the signing of this Agreement by the parties, Depositor shall deliver to DSI the proprietary information and other materials ("deposit materials") required to be deposited by the Basic Agreement or, if the Basic Agreement does not identify the materials to be deposited with DSI, then such materials will be identified on an Exhibit A. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

1.2 Identification of Tangible Media. Prior to the delivery of the deposit materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the deposit materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. Exhibit B must be signed by Depositor and delivered to DSI with the deposit materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3 Deposit Inspection. When DSI receives the deposit materials and Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the deposit materials to the item descriptions and quantity listed on Exhibit B. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the deposit materials in accordance with Section 1.6 below.

1.4 Acceptance of Deposit. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on Exhibit B, DSI will (a) note the discrepancies in writing on Exhibit B; (b) date and sign Exhibit B with the exceptions noted; and (c) provide a copy of Exhibit B to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the deposit materials have been received and accepted by DSI.

1.5      Depositor's Representations. Depositor represents as follows:

         a. Depositor lawfully possesses all of the deposit materials deposited with DSI;

         b. With respect to all of the deposit materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

         c. The deposit materials are not subject to any lien or other encumbrance;

         d. The deposit materials consist of the proprietary information and other materials identified either in the Basic Agreement or Exhibit A, as the case may be; and

         e. The deposit materials are readable and usable in their current form or, if the deposit materials are encrypted, the decryption tools and decryption keys have also been deposited.

1.6 Verification. Preferred Beneficiary shall have the right, at Preferred Beneficiary's expense, to cause a verification of any deposit materials. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the deposit materials. If a verification is elected after the deposit materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.

1.7 Deposit Updates. Unless otherwise provided by the Basic Agreement, Depositor shall update the deposit materials within thirty (30) days of each release of a new version of the product(s) are subject to the Basic Agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the deposit materials shall include the initial deposit materials and any updates.

1.8 Removal of Deposit Materials. The deposit materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.


                 ARTICLE 2 -- CONFIDENTIALITY AND RECORD KEEPING

2.1 Confidentiality. DSI shall maintain the deposit materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the deposit materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the deposit materials. DSI shall not disclose the content of this Agreement to any Third Party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the deposit materials, DSI will immediately notify the parties to this Agreement. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See
         Section 7.5 below for notices of requested orders.)

2.2 Status Reports. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any Party to this Agreement.

2.3 Audit Rights. During the term of this Agreement, Depositor and Preferred Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.


                       ARTICLE 3 -- GRANT OF RIGHTS TO DSI

3.1 TITLE TO MEDIA. Depositor hereby transfers to DSI the title to the media upon which the proprietary information and materials are written or stored. However, this transfer does not include the ownership of the proprietary information and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

3.2 RIGHT TO MAKE COPIES. DSI shall have the right to make copies of the deposit materials as reasonably necessary to perform its duties under this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the deposit materials onto any copies made by DSI. With all deposit materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the deposit materials including but not limited to the hardware and/or software needed.

3.3 RIGHT TO TRANSFER UPON RELEASE. Depositor hereby grants to DSI the right to transfer deposit materials to Preferred Beneficiary upon any release of the deposit materials for use by Preferred Beneficiary in accordance with Section 4.5. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the deposit materials.


                         ARTICLE 4 -- RELEASE OF DEPOSIT

4.1 Release Conditions. As used in this Agreement, "Release Conditions" shall mean a material breach by Depositor of its maintenance obligations set forth in SCHEDULE C of the Basic Agreement, which breach Depositor fails to cure within a reasonable time.

4.2 Filing For Release. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the deposit materials. Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor, by certified mail, return receipt requested, or by commercial express mail.

4.3 Contrary Instructions. From the date Depositor receives DSI's notice requesting release of the deposit materials, Depositor shall have ten business days to deliver to DSI Contrary Instructions. "Contrary Instructions" shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by certified mail, return receipt requested, or by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to the Dispute Resolution section (Section 7.3) of this Agreement. Subject to
         Section 5.2, DSI will continue to store the deposit materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary; (b) resolution pursuant to the Dispute Resolution provisions; or (c) order of a court.

4.4 Release of Deposit. If DSI does not receive Contrary Instructions from the Depositor, DSI is authorized to release the deposit materials to the Preferred

         Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the deposit materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. This Agreement will terminate upon the release of all of the deposit materials held by DSI.

4.5 Right to Use Following Release. Unless otherwise provided in the Basic Agreement, upon release of the deposit materials in accordance with this Article 4, Preferred Beneficiary shall have the right to use the deposit materials for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the Basic Agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released deposit materials.


                        ARTICLE 5 -- TERM AND TERMINATION

5.1 Term of Agreement. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; or (b) the Agreement is terminated by DSI for nonpayment in accordance with
         Section 5.2.

5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any Party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then, DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3 Disposition of Deposit Materials Upon Termination. Upon termination of this Agreement by joint instruction of Depositor and Preferred Beneficiary, DSI shall destroy, return, or otherwise deliver the deposit materials in accordance with such instructions. Upon termination for nonpayment, DSI may, at its sole discretion, destroy the deposit materials or return them to Depositor. DSI shall have no obligation to return or destroy the deposit materials if the deposit materials are subject to another escrow agreement with DSI.

5.4 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

         a.       Depositor's Representations (Section 1.5);

         b. The obligations of confidentiality with respect to the deposit materials;

         c. The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the deposit materials has occurred prior to termination;

         d.       The obligation to pay DSI any fees and expenses due;

         e.       The provisions of Article 7; and

         f. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.


                             ARTICLE 6 -- DSI'S FEES

         6.1 FEE SCHEDULE. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. DSI shall notify the Party responsible for payment of DSI's fees at least 90 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

         6.2 PAYMENT TERMS. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. All other fees are due upon receipt of invoice. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with
                  Section 5.2. Late fees on past due amounts shall accrue at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.


                       ARTICLE 7 -- LIABILITY AND DISPUTES

         7.1 RIGHT TO RELY ON INSTRUCTIONS. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a Party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

         7.2 INDEMNIFICATION. DSI shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this escrow arrangement.

         7.3 DISPUTE RESOLUTION. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in San Diego, California, USA. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the Party or, if unrepresented, to the Party at the last known business address.

         7.4 CONTROLLING LAW. This Agreement is to be governed and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions.

         7.5 NOTICE OF REQUESTED ORDER. If any Party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that Party shall:

                  a. Give DSI at least two business days' prior notice of the hearing;

                  b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

                  c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the deposit materials if DSI may need to retain the original in its possession to fulfill any of its other escrow duties.


                         ARTICLE 8 -- GENERAL PROVISIONS

         8.1 ENTIRE AGREEMENT. This Agreement, which includes the Acceptance Form and the Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary and Exhibit C need not be signed.

         8.2 NOTICES. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

         8.3 SEVERABILITY. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

         8.4 SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

OptiMark, Inc.              Japan OptiMark Systems, Inc.

("Depositor")                               ("Preferred Beneficiary")

By:___________________________________      By:____________________________________

Name:                                       Name:

Title:                                      Title:

Date:                                       Date:


Date Securities International, Inc.
("DSI")

By:___________________________________

Name:

Title:

Date:

                                    EXHIBIT A

                            MATERIALS TO BE DEPOSITED

                      Account Number ______________________


Depositor represents to Preferred Beneficiary that deposit materials delivered to DSI shall consist of the following:

OptiMark, Inc.             Japan OptiMark Systems, Inc.

("Depositor")                               ("Preferred Beneficiary")

By:_________________________________        By:_________________________________

Name:                                       Name:

Title:                                      Title:

Date:                                       Date:

                                    EXHIBIT B

                        DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name OptiMark, Inc.
                       --------------

Account Number ______________________________


PRODUCT DESCRIPTION:

Product Name__________________________________Version___________________________

Operating System________________________________________________________________

Hardware Platform:______________________________________________________________

DEPOSIT COPYING INFORMATION:

Hardware required:______________________________________________________________

Software required:______________________________________________________________


DEPOSIT MATERIAL DESCRIPTION:

Qty               Media Type & Size                   Label Description of Each Separate Item
                                                      (excluding documentation)
______            Disk 3.5" or ____
______            DAT tape ____mm
______            CD-ROM
______            Data cartridge tape ____
______            TK 70 or ____ tape
______            Magnetic tape ____
______            Documentation
______            Other ______________________


I certify for Depositor that the above      DSI has inspected and accepted
described materials have been               the above deposit materials
transmitted to DSI:                         (any exceptions are noted above):


Signature___________________________        Signature_________________________________
Print Name__________________________        Print Name_______________________________
Date________________________________        Date Accepted____________________________
Exhibit B#__________________________

      Send materials to: DSI, 9555 Chesapeake Dr. #200, San Diego, CA 92123

                                    EXHIBIT C

                               DESIGNATED CONTACT

                      Account Number ______________________

Notices, deposit material returns and communications to      Invoices to Depositor should be
Depositor should                                             addressed to:
be addressed to:
OptiMark, Inc.                                               Same: X
10 Exchange Place Center, 24th Floor                         ________________________________________________
Jersey City, New Jersey 07302 USA                            ________________________________________________
                                                             ________________________________________________
Designated Contact:                                          ________________________________________________
                                                             Contact:________________________________________
Telephone: (201) 536-                                        ________________________________________________
Facsimile: (201)                                             ________________________________________________


Notices, and communications to                               Invoices to Preferred Beneficiary
Preferred Beneficiary should be addressed to:                should be addressed to:
Japan OptiMark Systems, Inc                                  Same: X
9-5, Ohtemachi 1-chome
Chiyoda-ku, Tokyo 100-8066 Japan                             Contact:_________________________________________
                                                             _________________________________________________
Designated Contact:                                          _________________________________________________

Telephone:
Facsimile:

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.

Contracts, deposit materials and notices to DSI              Invoice inquiries and fee remittances to DSI should
should be addressed to:                                      be addressed to:
DSI                                                          DSI
Contract Administration                                      Accounts Receivable
Suite 200                                                    Suite 1450
9555 Chesapeake Drive                                        425 California Street
San Diego, CA 92123                                          San Francisco, CA 94104
Telephone:  (619) 694-1900                                   (415) 398-7900
Facsimile:   (619) 694-1919                                  (415) 398-7914


Date:_________________________________

                                   SCHEDULE F



1. MONTHLY EQUIPMENT USAGE OF OPTIMARK PROPERTY FOR THE DEVELOPMENT AND MAINTENANCE OF THE PROJECT. *







2. EQUIPMENT, SOFTWARE, OR LICENSES ACQUIRED FOR THE DEVELOPMENT AND MAINTENANCE OF THE PROJECT. *






-----------------
* This confidential portion has been omitted and filed separately with the Commission.

[OPTIMARK LOGO]

October 23, 2000

Yasuhiko Nonomura, President
Japan OptiMark Systems, Inc.
Across Shinkawa Building, Annex 6F
1-16-14 Shinkawa, Chuo-Ku
Tokyo, 104-0033 JAPAN

RE:      OPTIMARK, INC. / JAPAN OPTIMARK SYSTEMS, INC.

Dear Nonomura san:

OptiMark, Inc. ("OptiMark") and Japan OptiMark Systems, Inc. ("JOS") hereby agree to amend the "Development, Subcontract, And Operations Agreement" ("Agreement"), effective as of May 17, 1999, by adding the following new Section 10.4:

                  "10.4 JOS agrees that all software of Sybase, Inc. that (1) OptiMark has obtained for the benefit of JOS under Section
                  10.2 hereof and (2) has been or will be provided to JOS hereunder will be used and/or handled in accordance with the "Mandatory Terms pf Sublicense Agreements" attached hereto as Schedule G," wherein JOS is referred to the "End User" and OptiMark as the "Partner."

Your signature below will indicate your agreement to the foregoing.

                                          Sincerely,



                                          /s/ Kiyoshi Niki
                                          Kiyoshi Niki
                                          President, Japan


AGREED as of the 17th day of May 1999:



/s/ Yasuhiko Nonomura
Yasuhiko Nonomura, President

                                   SCHEDULE G

                                    EXHIBIT B
                     MANDATORY TERMS OF SUBLICENSE AGREEMENT


All Sublicense Agreements for the ADL Programs shall include substantially the following provisions:

         1. The End User is only granted a non-exclusive, non-transferable right to use the Application and ADL Programs for its own internal business purposes and the End User is prohibited from using such ADL Programs for application development purposes or otherwise outside the scope defined in Section 1.2 of this Agreement.

         2. The End User's usage of the Application and ADL Programs shall be restricted to the licensed Servers and Seats or Concurrent Users consistent with the pricing terms of this Agreement. The End User shall be prohibited from (i) sublicensing, timesharing, rental, facility management, or service bureau usage of the ADL Programs; and (ii) permit third parties to remotely access and use the Application and Sybase Programs over the internet, unless Partner has paid Sybase the applicable fees for any such usage of the Programs. "Service bureau" shall mean an arrangement pursuant to which (i) third parties are permitted to access and use the ADL Programs directly or indirectly by any means to process their own data; or (ii) the End User uses the Programs to process the data of any third party.*

         3. Partner's licensor (Sybase) retains title to the Programs, and all copies thereof, and associated intellectual property rights therein. The End User may not copy the Programs, except for inactive backup and archival purposes only, and must include on all copies of the Program all copyright, government restricted rights and other proprietary notices or legends included on the Program when it was shipped to such licensee.

         4. Partner and its licensors (including Sybase) shall not be responsible for any indirect, incidental, special and consequential damages.

         5. Only object code versions of the Programs are licensed to the End User and reverse engineering, disassembly or decompilation to derive source code shall be prohibited (except to the extent expressly allowed under applicable law).

         6. The End User must agree to comply with all export and re-export restrictions and regulations ("Export Restrictions") imposed by the government of the United States. If any Program license is provided to U.S. government licensee use, duplication or disclosure of the software and documentation by the U.S. Government shall be provided subject to terms and conditions consistent with these Mandatory Terms and any applicable FAR provisions, for example, FAR 52.227-19.


---------------
* Notwithstanding the previous sentences, For Partner's trade order matching system Application only, an End User may act as a service bureau, which may include access by End User's customers over the internet, provided each user is counted and paid for.

         7. Although copyrighted, the Application (and ADL Programs) is unpublished and contains proprietary and confidential information of Partner and its licensor (Sybase). The End User will agree to maintain the Programs in confidence and shall protect the Programs with at least the same degree of care with which it protects its own similar confidential information.

         8. Upon termination of the license for the Program, the End User shall be required to destroy or return all copies of the Program.

         9. Partner shall have the right to conduct and/or direct an independent accounting firm to conduct, during normal business hours, an audit of the appropriate records of the End User to verify the number of copies of the Program in Use and the computer systems and the number of Seats or Concurrent Users licensed for or using the Programs.

                      SECOND AMENDMENT TO THE DEVELOPMENT,
                      SUBCONTRACT, AND OPERATIONS AGREEMENT

         This "Second Amendment To The Development, Subcontract, And Operations Agreement" ("Amendment"), effective as of January ___, 2001, by and between OptiMark, Inc. ("OptiMark") and Japan OptiMark Systems, Inc. ("JOS") amends that certain "Development, Subcontract, And Operations Agreement," effective as of May 17, 1999, by and among OptiMark and JOS (the "Agreement") as set forth below.

        1.  SECTION 17.1 is replaced in its entirety as follows:

            17.1 SOURCE CODE ESCROW/DELIVERY. Within thirty (30) Days after
                Users have access to, and may trade OSE Securities through, Phase 1.2 of the New System, OptiMark shall deliver into escrow, pursuant to escrow agreements substantially in the form of the escrow agreement attached hereto as SCHEDULE E-1 hereto ("Escrow Agreement"), the Source Code for each Deliverable for which it is responsible for developing hereunder, and all tools, compilers, linkers, and other software and/or documentation reasonably necessary to generate the Object code corresponding to the Source Code. The Parties shall execute the Escrow Agreement prior to the date of such delivery. JOS shall be responsible for all fees and expenses incurred by either Party under the Escrow Agreement. Within sixty (60) Days after the Operational Commencement Date, JOS shall deliver to OptiMark the Source Code for each Deliverable for which it is responsible for developing hereunder, and all tools, compilers, linkers, and other software and/or documentation reasonably necessary to generate the Object Code corresponding to the Source Code.

        2.  The provisions of Article 19 are hereby incorporated by reference.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date first written above.

Japan OptiMark Systems, Inc. ("JOS")                 OptiMark, Inc. ("OptiMark")

By:        /s/ Yasuhiko Nonomura                     By:      /s/ Kiyoshi Niki
           ---------------------                            --------------------

Name:      Yasuhiko Nonomura                         Name:  Kiyoshi Niki

Title:     President                                 Title: President, Japan

Date:      January 15, 2001                          Date:  January 15, 2001


                                     1 of 1

                       THIRD AMENDMENT TO THE DEVELOPMENT,
                      SUBCONTRACT, AND OPERATIONS AGREEMENT

This "Third Amendment To The Development, Subcontract, And Operations Agreement" ("Amendment"), effective as of December 1, 2000, by and between OptiMark, Inc. ("OptiMark") and Japan OptiMark Systems, Inc. ("JOS") amends that certain "Development, Subcontract, And Operations Agreement," effective as of May 17, 1999, by and among OptiMark and JOS (the "Agreement") as set forth below.

        1.  SECTION 3.1 is replaced in its entirety as follows:

            3.1 SPECIFICATIONS. During the Specifications Phase, the Parties
                shall develop complete and detailed functional and operational specifications ("Specifications") for the New System. The Specifications are attached hereto as SCHEDULE A, which comprises SCHEDULES A-1 and A-2. The parties may amend SCHEDULE A from time to time to account for new functionality that is to be made part of the New System. The Specifications shall allocate the responsibilities of each Party, including those generally set forth in Sections 2.3 and 2.4, and shall incorporate requirements and time schedules stated in this Agreement.

        2.  SECTION 3.2 is replaced in its entirety as follows:

            3.2 ACCEPTANCE OF SPECIFICATIONS. The Specifications that the
                Parties have agreed to and accepted as of the Effective Date are attached hereto as SCHEDULE A-1. The Parties shall indicate their acceptance of the additional Specifications by executing the first page of SCHEDULE A-2, and/or other schedules that form part of SCHEDULE A, at which time such additional and other Specifications of SCHEDULE A shall be deemed "Final Specifications." If a Party desires to modify the Final Specifications, the Parties shall follow the procedures in
                Section 3.4 below.

        3.  SECTION 3.4(a) is replaced in its entirety as follows:

            3.4 MODIFICATIONS. (a) Prior to the Operational Commencement Date,
                or such other applicable date (for Phases 1.1 and later) that Users shall have access to, and may commence trading of OSE Securities through, the New System that incorporates the functionality of a particular Phase, a Party may request modifications to the Final Specifications. Such a request shall be presented in detail to the other Party in writing. The request shall indicate, at a minimum, whether the proposed modifications, in the reasonable and good faith judgment of the requesting Party, would result in an extension of, or change to, the Installation Schedule, the Milestone Dates, or the cost of development or operation of the New System.

        4. The Parties agree to develop and launch Phases 1.1 and 1.2 of the New System. SCHEDULE A (the Specifications) is amended accordingly by appending thereto SCHEDULE A-3 and SCHEDULE A-4, as set forth in
            Exhibit 1 hereto.

        5. The Parties have agreed to a timetable for the development and launch Phases 1.1 and 1.2 of the New System. SCHEDULE B (Deliverable/Milestone Dates) is


                                     1 of 1
         amended accordingly by appending thereto SCHEDULE B-1, as set forth in
Exhibit 2 hereto.

        6.  The provisions of Article 19 are hereby incorporated by reference.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date first written above.

Japan OptiMark Systems, Inc. ("JOS")        OptiMark, Inc. ("OptiMark")

By:    /s/ Yasuhiko Nonomura                By:        /s/ Kiyoshi Niki
     -------------------------                   ----------------------------

Name:      Yasuhiko Nonomura                Name:    Kiyoshi Niki

Title:     President                        Title:   President, Japan

Date:      December 1, 2000                 Date:    December 1, 2000




                                     2 of 2

                                    EXHIBIT 1



                        SCHEDULE A-3 (TO THE DEVELOPMENT,

                     SUBCONTRACT, AND OPERATIONS AGREEMENT)



*





















* This confidential portion has been omitted and filed separately with the Commission.


                                     3 of 3

                        SCHEDULE A-4 (TO THE DEVELOPMENT,

                     SUBCONTRACT, AND OPERATIONS AGREEMENT)





*






































* This confidential portion has been omitted and filed separately with the Commission.


                                     4 of 4

                                    EXHIBIT 2



                        SCHEDULE B-1 (TO THE DEVELOPMENT,

                     SUBCONTRACT, AND OPERATIONS AGREEMENT)

                                 MILESTONE DATES


            MILESTONE/DELIVERABLE                               MILESTONE DATE
            ---------------------                               --------------
OptiMark to deliver Phase 1.1 of the OptiMark Software         December 4, 2000
from OptiMark development to OptiMark QA                          (Completed)

OptiMark to deliver Phase 1.1 of the OptiMark Software         December 18, 2000
from OptiMark QA to JOS QA                                        (Completed)

OptiMark to provide to JOS new skeleton for Phase 1.2 of       January 10, 2001
the OptiMark Software                                             (Completed)

JOS to commence connectivity testing for Phase 1.2 of the      January 23, 2001
OptiMark Software

OptiMark to deploy Phase 1.2 of the OptiMark Software to       January 22, 2001
development environment

OptiMark to deliver Phase 1.2 of the OptiMark Software         February 2, 2001
from OptiMark development to OptiMark QA

"Live" date for Phase 1.1 of the New System                    February 15, 2001

OptiMark to deliver Phase 1.2 of the OptiMark Software to      February 8, 2001
JOS QA

"Live" date for Phase 1.2 of the New System                     March 15, 2001



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